UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WASHINGTON MUTUAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1301 Second Avenue
Seattle, Washington 98101
[          ], 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Washington Mutual, Inc. that will be held on [     day], [          ], 2008, at [  :   a.m./p.m.], local time, at [          , Seattle, Washington 98101].

On April 8, 2008, we announced that we had entered into definitive agreements to raise an aggregate of approximately $7 billion through the direct sale of equity securities to affiliates of TPG Capital and to other institutional investors. With the proceeds of this offering, our capital ratios are expected to remain well above our targeted levels during the period of elevated credit costs in our loan portfolios in 2008 and 2009. At the same time, we believe this strengthened capital base will permit us to continue growing our leading national banking franchise.

In the offering, we sold approximately 176 million shares of our common stock and 56,570 shares of contingently convertible, perpetual non-cumulative preferred stock with a liquidation preference of $100,000 per share, and we issued warrants to purchase shares of our common stock. Upon approval by our shareholders as well as satisfaction of other regulatory conditions to the extent applicable, the preferred stock will automatically convert into approximately 647 million shares of our common stock and the warrants will become exercisable for approximately 68 million shares of our common stock.

At the special meeting, holders of our shares of common stock will be asked to consider and vote on proposals to approve the conversion of the preferred stock into common stock and exercise of the warrants to purchase common stock and to increase the number of authorized shares of our common stock to permit the conversion and exercise of these securities and provide available shares for other corporate purposes. Our board has unanimously approved these proposals and recommends that our shareholders vote for these proposals.

Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy as soon as possible via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Washington Mutual.

Sincerely,

Kerry Killinger
Chairman and Chief Executive Officer

WASHINGTON MUTUAL, INC.
1301 Second Avenue
Seattle, Washington 98101

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [          ], 2008

Meeting Date:	[ day], [ ], 2008

Meeting Time:	[ : a.m./p.m.] (local time)

Record Date:	[ ], 2008

Location:	[ Seattle, Washington 98101]

Purpose of the Meeting:

1.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 1,600,000,000 to 3,000,000,000 (and, correspondingly, increase the total number of authorized shares of capital stock from 1,610,000,000 to 3,010,000,000); and

2.	To approve the conversion of our Series S and Series T Perpetual Contingent Convertible Non-Voting Preferred Stock into common stock and the exercise of our Warrants to purchase common stock, in each case issued to the investors pursuant to our recent equity investment transaction referred to in the attached proxy statement.

These items of business are more fully described in the proxy statement accompanying this Notice. Submission of these proposals to our shareholders is required under the terms of the Investment Agreement and certain of the Securities Purchase Agreements, each dated as of April 7, 2008, between Washington Mutual, Inc. and the investors in our recent equity investment transaction.

The Board of Directors urges shareholders to vote FOR Proposals 1 and 2.

Shareholders of record of our common stock at the close of business on the record date will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. Under Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at our web site at http:/www.wamu.com/ir.

By order of the Board of Directors,

Susan R. Taylor
Secretary

Seattle, Washington
[          ], 2008

IMPORTANT

If you are a common shareholder, whether or not you expect to attend the Special Meeting in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Special Meeting and will save us the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Special Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Page

Proxy Statement	1
Special Note Regarding Forward-Looking Statements	7
Background to the Proposals	7
Proposal 1 Approval of Amendment to the Amended and Restated Articles of Incorporation to Increase the Authorized Number of Shares of Capital Stock and of Common Stock	8
Proposal 2 Approval of the Conversion of the Preferred Stock into Common Stock and Issuance of Common Stock upon Exercise of Warrants	9
Description of the Investment Agreement	10
Description of the Securities Purchase Agreements	12
Description of the Convertible Preferred Stock	14
Description of the Warrants	17
Consequences if the Conversion of Preferred Stock and Exercise of Warrants Is Approved	19
Consequences if the Conversion of Preferred Stock and Exercise of Warrants Is Not Approved	19
Interest of Certain Persons in the Share Conversion and Other Matters	20
Principal Holders of Common Stock	21
Security Ownership of Directors and Executive Officers	23
Where You Can Find More Information	24
Incorporation by Reference	25
Shareholder Proposals for the 2009 Annual Meeting	25

Annex A — Proposed Amendment to Article II of the Company’s Articles of Incorporation	A-1
Annex B — Articles of Amendment of the Company relating to the Series T Preferred Stock	B-1
Annex C — Articles of Amendment of the Company relating to the Series S Preferred Stock	C-1
Annex D — Form of Certificate of Warrant issued to affiliates of TPG Capital	D-1
Annex E — Form of Certificate of Warrant issued to Institutional Investors	E-1

WASHINGTON MUTUAL, INC.
1301 Second Avenue
Seattle, Washington 98101

PROXY STATEMENT

For the Special Meeting of Shareholders
To Be Held On [     day], [          ], 2008

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Shareholders on [          ], 2008, at [  :   a.m./p.m.], and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to shareholders on or about [          ], 2008. As used in this proxy statement, the terms “Company,” “we,” “us” and “our” refer to Washington Mutual, Inc.

Questions and Answers about these Proxy Materials and the Special Meeting:

Question:  Why am I receiving these materials?

Answer:  Our Board of Directors is providing these proxy materials to you in connection with a Special Meeting of Shareholders of Washington Mutual, to be held on [          ], 2008. As a shareholder of record of our common stock, you are invited to attend the Special Meeting, and are entitled to and requested to vote on the proposals described in this proxy statement.

Holders of our preferred stock are also being provided with this proxy statement and the attached notice of meeting as required by the Washington Business Corporation Act. However, holders of our preferred stock are not entitled to vote on any matters being considered at the special meeting. Unless otherwise indicated, references to “you” are to common shareholders.

Question:  Who is soliciting my vote pursuant to this proxy statement?

Answer:  Our Board of Directors is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote. We have also retained MacKenzie Partners, Inc. and Georgeson Inc. to assist in the solicitation

Question:  Who is entitled to vote?

Answer:  Only shareholders of record of our common stock at the close of business on April   , 2008 will be entitled to vote at the Special Meeting.

Question:  How many shares are eligible to be voted?

Answer:  As of the record date of April   , 2008, we had [          ] shares of common stock outstanding (including 6,000,000 shares of common stock held in escrow). Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting.

Question:  What am I voting on?

Answer:  You are voting on the following matters:

•	Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock from 1,600,000,000 to 3,000,000,000 (and, correspondingly, to increase the total number of authorized shares of capital stock from 1,610,000,000 to 3,010,000,000); and

•	Approval of the conversion of our Series S and Series T Preferred Stock into common stock and exercise of our warrants to purchase shares of common stock, in each case issued to the investors in our recent equity investment transaction.

Question:  What securities did the Company issue in the equity investment transaction?

Answer:  On April 7, 2008, the Company entered into (i) an Investment Agreement (the “Investment Agreement”) with affiliates of TPG Capital (the “TPG Investors”) and (ii) Securities Purchase Agreements (the “Securities Purchase Agreements”) with a number of institutional investors (the “Institutional Investors” and, together with the TPG Investors, the “Investors”) including certain of our largest shareholders.

Pursuant to the Investment Agreement, the TPG Investors acquired 822,857 shares of common stock, no par value, 19,928 shares of Series T Perpetual Contingent Convertible Non-Voting Preferred Stock (“Series T Preferred Stock”) and warrants to acquire 57,142,857 additional shares of common stock. Pursuant to the Securities Purchase Agreements, the Institutional Investors acquired a total of 175,514,285 shares of common stock, 36,642 shares of Series S Perpetual Contingent Convertible Non-Voting Preferred Stock (“Series S Preferred Stock” and, together with the Series T Preferred Stock, “Preferred Stock”) and warrants to acquire 11,159,820 shares of common stock. In this proxy statement, we refer to the warrants issued to the TPG Investors as “A Warrants” and the warrants issued to the Institutional Investors as “B Warrants” and to the two forms of warrants, collectively, as “Warrants”, and we refer to the transactions contemplated by the Investment Agreement and the Securities Purchase Agreements as the “Equity Investment Transaction.”

The shares of Preferred Stock acquired by the Investors are mandatorily convertible into common stock on the final day of the calendar quarter in which certain conditions precedent are satisfied. The conditions to conversion of the Series T Preferred Stock are (i) the affirmative vote of our existing common shareholders (A) approving the amendment of the Company’s Articles to increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit full conversion of the Series T Preferred Stock into common stock and (B) approving the conversion of the Series T Preferred Stock into common stock for purposes of Section 312.03 of the NYSE Listed Company Manual (described below and under Proposal 2)(the conditions in (A) and (B), together with the equivalent approvals with respect to the Series S Preferred Stock and the Warrants referred to below, are collectively referred to as “Shareholder Approvals”) and (ii) the receipt of approvals and authorizations of, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) or the competition or merger control laws of other jurisdictions (“Regulatory Approval”).

The only condition precedent to the mandatory conversion of the Series S Preferred Stock into common stock is the receipt of the Shareholder Approvals. The exercise of the Warrants is also subject to the receipt of the Shareholder Approvals and Regulatory Approval to the extent applicable. In the absence of such approvals, the A Warrants are exchangeable for shares of Series T Preferred Stock and the B Warrants are exchangeable for shares of Series S Preferred Stock as further described under “Description of the Warrants — Exchange for Preferred Stock.”

Question:  Why is the Company seeking shareholder approval for the authorization of additional common stock?

Answer:  The Company currently does not have a sufficient number of authorized shares of common stock to effect the conversion of all of the Preferred Stock into common stock and to issue common stock upon exercise of the Warrants by the Investors, and therefore is seeking to increase the amount of common stock authorized by the Articles in order to be able to deliver shares of common stock upon the conversion of the Preferred Stock and the exercise of the Warrants to purchase shares of common stock, as well as to have enough authorized common stock available for issuance to meet general corporate needs from time to time, including capital raising transactions, employee benefit plans, acquisitions and other uses. Amendment of the Articles requires approval of the holders of our common stock pursuant to the Washington Business Corporation Act.

Question:  Why is the Company seeking shareholder approval for the conversion of the Series S and Series T Preferred Stock and exercise of the Warrants to purchase shares of common stock?

Answer:  Because our common stock is listed on the New York Stock Exchange (the “NYSE”), we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions (i) if the common stock to be issued has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance, or (ii) if the number of shares of common stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of common stock outstanding before the issuance.

Our proposed conversion of the Preferred Stock and exercise of the Warrants to purchase shares of common stock falls under this rule because the common stock issued at the closing of the Equity Investment Transaction, together with the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, will exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance, and none of the exceptions to this NYSE rule was applicable to these transactions.

Question:  How will the conversion of the Preferred Stock occur?

Answer:  Upon receipt of the Shareholder Approvals, and subject to Regulatory Approval in the case of the Series T Preferred Stock, each share of Preferred Stock will be automatically converted into shares of common stock on the final day of the calendar quarter in which such approvals are obtained. Each outstanding share of Preferred Stock will automatically be converted into such number of shares of common stock determined by dividing (i) $100,000 (the purchase price per share of the Preferred Stock) by (ii) the conversion price of the Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Preferred Stock is $8.75 per share, which results in an initial conversion rate of approximately 11,429 shares of common stock for each share of Preferred Stock.

Question:  How does our Board of Directors recommend that I vote?

Answer:  Our Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to the Company’s Articles to increase the number of authorized shares of capital stock and of common stock, and “FOR” the approval of the conversion of the Preferred Stock into common stock and the exercisability of the Warrants for common stock.

Question:  Why is our Board of Directors recommending approval of the proposals?

Answer:  During the first quarter of this year our management and Board of Directors determined that it would be prudent to seek significant additional common equity in order to maintain our capital ratios at well above target levels, in light of the deteriorating conditions in the U.S. housing and credit markets and resulting elevated credit costs in our loan portfolio, which we expect to continue through 2008 and into 2009. The Board of Directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that any process to raise additional common equity be executed promptly and with a high degree of certainty of completion. After exploring and considering a broad range of potential financing and other alternatives, our Board of Directors determined that the Equity Investment Transaction was the most effective means to address our capital needs on a timely basis and was in the best interests of our shareholders. Because of the NYSE rule described above as well as the limited number of remaining authorized but unreserved and unissued shares of common stock we have available, it was necessary to structure the Equity Investment Transaction predominantly in the form of convertible preferred stock until we could obtain the necessary Shareholder Approvals to issue common stock in its place.

Accordingly, our Board of Directors recommends that shareholders vote “FOR” the proposals so that the Preferred Stock will convert automatically into shares of common stock, thereby strengthening our common equity base as planned. In addition, as described below, if the Shareholder Approvals are not received by June 30, 2008, the dividend rate on the Preferred Stock will increase substantially and the price at which the Preferred Stock is convertible into, and the Warrants are exercisable for, common stock will decrease significantly. These adjustments would be disadvantageous to the Company and our existing shareholders.

Question:  What happens if the Shareholder Approvals are received?

Answer:  If the increase in our authorized number of shares of common stock and the conversion of the Preferred Stock into common stock and the exercise of the Warrants for shares of common stock are approved at the Special Meeting, we will issue to the TPG Investors (assuming receipt of Regulatory Approval) a total of 227,748,571 shares of common stock and to the Institutional Investors a total of 418,765,714 shares of common stock upon conversion of the Preferred Stock which will represent, in the aggregate, approximately 36% of the total number of shares of common stock outstanding immediately after giving effect to the conversion of the Preferred Stock (but before giving effect to the exercise of any Warrants). Upon completion of the conversion, all rights with respect to the Preferred Stock will terminate, all shares of Preferred Stock will be cancelled and no further dividends will accrue thereon.

Additionally, if the approvals described above are received at the Special Meeting, the Investors will be entitled to exercise the Warrants held by each Investor to acquire common stock (assuming, in the case of any Investor the receipt of any required Regulatory Approval), up to a total of 68,302,677 shares in the aggregate. In the event that the Shareholder Approvals are received at the Special Meeting but the Regulatory Approval has not been received by such date, only the Series S Preferred Stock will mandatorily convert into common stock upon receipt of the Shareholder Approvals and the Warrants will only become exercisable for common stock to the extent no Regulatory Approval is required by the applicable holder.

Question:  What happens if the Shareholder Approvals, or one of them, are not received?

Answer:  Unless both the Shareholder Approvals are received at the Special Meeting or unless our shareholders approve similar proposals at a subsequent meeting prior to July 1, 2008, the Preferred Stock will remain outstanding in accordance with its terms. The Company has agreed, pursuant to the Investment Agreement and certain of the Securities Purchase Agreements, to seek to obtain the Shareholder Approvals no less than once in each subsequent six-month period beginning on July 1, 2008 until the Shareholder Approvals are obtained. If the Preferred Stock remains outstanding after June 30, 2008, it will accrue non-cumulative dividends commencing with the quarterly dividend period ending on September 15, 2008 at an annual rate of 14% of the liquidation preference of the Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend period ending on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend period ending on September 15, 2009. In addition, the conversion price of the Preferred Stock and the exercise price of the Warrants will be reduced by $0.50 per share of common stock on each six-month anniversary of the date of issuance, if the Shareholder Approvals have not been received by such anniversary, up to a maximum reduction of $2.00. Further, in the absence of such approvals, the A Warrants are exchangeable for shares of Series T Preferred Stock and the B Warrants are exchangeable for shares of Series S Preferred Stock.

In the event that our shareholders approve the conversion of the Preferred Stock and the exercise of the Warrants to purchase shares of common stock but do not approve the increase in the number of authorized common stock, we are required by the Investment Agreement to negotiate in good faith with the TPG Investors to promptly provide them with the option of exchanging their Series T Preferred Stock for (and to exchange their A Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the TPG Investors may mutually agree.

Question:  How many votes are required to hold the Special Meeting and what are the voting procedures?

Answer:  Quorum Requirement:  Washington law provides that any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Special Meeting will consist of a majority of all of our outstanding shares of common stock that are entitled to vote at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least [          ] shares of common stock will be required to establish a quorum. Shareholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count towards the establishment of a quorum. This will include brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting.

Required Votes:  Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting. Approval of the proposal to amend the Company’s Articles requires the affirmative vote of a majority of the outstanding shares of common stock. Accordingly, failure to vote or an abstention will have the same effect as a vote against this proposal.

Approval of the proposal to authorize the conversion of the Preferred Stock and exercise of the Warrants to purchase shares of common stock requires the affirmative vote of a majority of the shares of common stock present at the meeting and eligible to vote. Accordingly, failure to vote will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against such proposal.

Question:  How may I cast my vote?

Answer:  If you are the shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

• in person at the Special Meeting,

• via the Internet,

• by telephone, or

• by mail.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form:  You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Special Meeting.

If you are a participant in the WaMu Savings Plan, our 401(k) Plan:  You have the right to direct Fidelity Management Trust Company, as trustee of the plan, regarding how to vote the shares of Company common stock attributable to your individual account under the plan. The enclosed proxy card can be used as a direction form to provide voting directions to Fidelity. Fidelity will vote common stock attributable to participant accounts as directed by such participants. Fidelity will not vote common stock attributable to participant accounts for which it does not receive participant direction by [          ], 2008.

Question:  How may I cast my vote over the Internet or by telephone?

Answer:  Voting over the Internet:  If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 P.M. Eastern Time, on [          ], 2008. Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone:  If you are a shareholder of record, you may call [          ] and use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time on [          ], 2008. Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question:  How may I revoke or change my vote?

Answer:  If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by:

• submitting a new proxy card,

•	delivering written notice to our Secretary prior to [ ], 2008, stating that you are revoking your proxy, or

• attending the Special Meeting and voting your shares in person.

Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

Question:  Who is paying for the costs of this proxy solicitation?

Answer:  Our Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of our Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. Our Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. We have retained MacKenzie Partners, Inc. and Georgeson Inc. to assist in the solicitation at a cost of approximately $[      and $     ], respectively, plus in each case payment of reasonable out-of-pocket expenses and other customary costs.

Question:  Who will count the votes?

Answer:  Broadridge Financial Solutions, Inc., our inspector of elections for the Special Meeting, will receive and tabulate the ballots and voting instruction forms.

Question:  What happens if the Special Meeting is postponed or adjourned?

Answer:  Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains or incorporates by reference forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. They may include projections of our revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying or relating to the foregoing. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they were made. Management does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made except as required by federal securities law.

There are a number of significant factors which could cause actual conditions, events or results to differ materially from those describe in the forward-looking statements, many of which are beyond management’s control or its ability to accurately forecast or predict. Factors that might cause our future performance to vary from that described in our forward-looking statements include market, credit, operational, regulatory, strategic, liquidity, capital and economic factors as described under “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission, including, without limitation, a continued general decline in the U.S. housing prices and mortgage activity, continued increases in the delinquency rates of borrowers, and a continued reduction in the availability of secondary markets for our mortgage loan products. In addition, other factors could adversely affect our results and this list is not a complete set of all potential risks or uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this proxy statement or in our other periodic filings with the Securities and Exchange Commission.

BACKGROUND TO THE PROPOSALS

During the first quarter of this year our management and Board of Directors determined that it would be prudent to seek significant additional common equity in order to maintain our capital ratios at well above target levels, in light of the deteriorating conditions in the U.S. housing and credit markets and resulting elevated credit costs in our loan portfolio, which we expect to continue through 2008 and into 2009. The Board of Directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that any process to raise additional common equity be executed promptly and with a high degree of certainty of completion. After exploring and considering a broad range of potential financing and other alternatives, our Board of Directors determined that the Equity Investment Transaction was the most effective means to address our capital needs on a timely basis and was in the best interests of our shareholders. Because of the NYSE rule described above as well as the limited number of remaining authorized but unreserved and unissued shares of common stock we have available, it was necessary to structure the Equity Investment Transaction predominantly in the form of convertible preferred stock until we could obtain the necessary Shareholder Approvals to issue common stock in its place.

On April 7, 2008, the Company entered into the Investment Agreement with affiliates of TPG Capital, a leading private equity firm. Pursuant to the Investment Agreement, we agreed to issue to the TPG Investors (i) 822,857 shares of common stock at $8.75 per share, (ii) 19,928 shares of Series T Preferred Stock at $100,000 per share and (iii) A Warrants to acquire 57,142,857 shares of common stock.

We entered into a series of Securities Purchase Agreements dated as of the same date as the Investment Agreement with a number of qualified institutional buyers and institutional accredited investors which included several of our largest institutional shareholders. Under the Securities Purchase Agreements, we agreed to issue to the Institutional Investors an aggregate of (i) 175,514,285 shares of common stock at $8.75 per share,

(ii) 36,642 shares of Series S Preferred Stock at $100,000 per share and (iii) B Warrants to acquire 11,159,820 shares of common stock.

Closing for the issuance of the securities to the Investors occurred on April 14, 2008, other than the delayed delivery of approximately $2 billion of securities which occured on April 21, 2008. The shares of common stock and Preferred Stock, and the Warrants, issued and sold to the Investors in the Equity Investment Transaction are being issued from our authorized share capital and shareholders are not being asked to vote upon the issuance and sale of those securities.

In addition to the 176,337,142 shares of common stock that were issued to the Investors immediately upon the consummation of the transactions contemplated by the Investment Agreement and the Securities Purchase Agreements, subject to receipt of Shareholder Approvals and Regulatory Approval, we estimate that we will be required to issue an additional 646,514,286 shares of common stock upon the conversion of all the shares of Preferred Stock and up to an additional 68,302,677 shares of common stock if the Warrants are exercised in full.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES
OF CAPITAL STOCK AND OF COMMON STOCK

Our Board of Directors adopted a resolution declaring it advisable and in the best interests of the Company and its shareholders to amend the Company’s Articles to increase the number of authorized shares of common stock from 1,600,000,000 to 3,000,000,000 shares (and correspondingly, increase the total number of authorized shares of capital stock from 1,610,000,000 to 3,010,000,000). The Board of Directors further directed that the proposed action be submitted for consideration by the Company’s shareholders at a special meeting to be called for that purpose.

If the shareholders approve the amendment, the Company will amend Article II of the Articles to increase the number of authorized shares of capital stock and of common stock as described above. If adopted by the shareholders, the increase will become effective on the filing of the amendment to the Company’s Articles with the Secretary of State of the State of Washington. The only changes in the Company’s existing Articles would be those numeric changes required to reflect the increase of the number of authorized shares of capital stock and of common stock as proposed in this Proxy Statement. The text of paragraph A of Article II of the Articles that is proposed to be amended is set forth as Annex A to this proxy statement.

The primary purpose of Proposal 1 is to satisfy, in connection with the Company’s sale and issuance of the Preferred Stock and Warrants, its obligations under the Investment Agreement and the Securities Purchase Agreements. As of the Record Date, the Company had [          ] shares of common stock outstanding, with an additional [          ] shares of common stock reserved for issuance. The Company currently does not have a sufficient number of authorized common stock to effect the conversion of all the Preferred Stock into common stock and for the issuance of common stock upon the exercise of the Warrants. Accordingly, approval of Proposal 1 is required for the conversion of the Preferred Stock and exercise of the Warrants to purchase shares of common stock.

Approval of Proposal 1 is one of the conditions to the mandatory conversion of the Preferred Stock into common stock. If the conversion of Preferred Stock is not approved prior to June 30, 2008, the Preferred Stock will remain outstanding in accordance with its terms and will accrue non-cumulative dividends commencing with the dividend period ending on September 15, 2008 at an annual rate of 14% of the liquidation preference of the Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend period ending on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend period ending on September 15, 2009. In addition, the conversion price of the Preferred Stock, and the exercise price of the Warrants, will each be reduced by $0.50 on each six-month anniversary of the date of issuance of the Preferred Stock or the Warrants, as applicable, if Proposal 1 and/or Proposal 2 have not been approved prior to such anniversary, up to a maximum reduction of $2.00.

If Proposal 1 and Proposal 2 are approved and the Preferred Stock is converted into common stock, there will be immediate and substantial dilution to the existing holders of common stock as a result of the mandatory conversion. Additional dilution would result upon the exercise of the Warrants to purchase common stock.

In the event that our shareholders approve Proposal 2 but do not approve Proposal 1, we are required by the Investment Agreement to negotiate in good faith with the TPG Investors to promptly provide them with the option of exchanging their Preferred Stock into (and to exchange their A Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the TPG Investors mutually agree.

It is expected that upon the conversion of the Preferred Stock, 646,514,286 shares of common stock will be issued to the holders of the Preferred Stock. In addition, the total number of shares of common stock issuable upon the full exercise of the Warrants held by the holders is estimated to be 68,302,677.

In the event that either of Proposal 1 or Proposal 2, or both, are not approved by the shareholders at the Special Meeting, we have agreed to include such proposals (and our Board of Directors shall recommend approval of such proposals) at a meeting of our shareholders no less than once in each subsequent six-month period beginning on July 1, 2008 until such approvals are obtained or made.

The additional authorized shares of common stock not used for conversion of the Preferred Stock or reserved for issuance upon exercise of the Warrants will be available for general corporate purposes, including capital raising transactions, employee benefit plans, acquisitions and other uses. The Company currently has no specific plans or understandings with respect to the issuance of any common stock except as described in this proxy statement.

The increase in the authorized number of shares of common stock not used for the conversion of the Preferred Stock or reserved for issuance upon exercise of the Warrants could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT.

PROPOSAL 2

APPROVAL OF THE CONVERSION OF THE
PREFERRED STOCK INTO COMMON STOCK AND ISSUANCE OF COMMON STOCK UPON EXERCISE OF WARRANTS

On April 6, 2008, the Board of Directors adopted a resolution declaring it advisable and in the best interests of the Company and its shareholders to approve (i) the conversion of all shares of the Preferred Stock into shares of common stock and the automatic cancellation of the Preferred Stock upon such conversion and (ii) approve the exercise of the Warrants to purchase common stock.

The Board of Directors further directed that the proposed actions be submitted for consideration of the Company’s shareholders at a special meeting to be called for that purpose.

Because our common stock is listed on the NYSE, we are subject to the NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if the common stock has, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of such shares or of securities convertible into or exercisable for common stock, or if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance.

Our proposed issuance of common stock to the Investors upon conversion of the Preferred Stock and exercise of the Warrants falls under this rule because the common stock issued at the closing of the Equity Investment Transaction, together with the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, will exceed 20% of the voting power and number of shares of common stock outstanding before the Equity Investment Transaction.

The purpose of Proposal 2 is to satisfy, in connection with the Company’s sale and issuance of the Preferred Stock and Warrants, its obligations under the Investment Agreement and the Securities Purchase Agreements and to allow the conversion of Preferred Stock and the exercise of the Warrants to purchase shares of common stock in accordance with the NYSE rules described above.

In the event that our shareholders approve Proposal 1 but do not approve Proposal 2, the mandatory conversion of the Preferred Stock into common stock cannot be completed and the holders of the Warrants will not be able to exercise the Warrants to purchase shares of common stock. The holders would, however, retain the ability to exchange their Warrants for Preferred Stock as described below under “Description of the Warrants — Exchange for Preferred Stock.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED CONVERSION OF PREFERRED STOCK AND EXERCISE OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK.

DESCRIPTION OF THE INVESTMENT AGREEMENT

Representations and Warranties

In the Investment Agreement, we made customary representations and warranties to the TPG Investors relating to us, our business and the issuance of the common stock, Series T Preferred Stock and the A Warrants and agreed to indemnify the TPG Investors for breaches of our representations and warranties in certain circumstances.

Covenants

Pursuant to the Investment Agreement we have agreed to call a special meeting of our shareholders, as promptly as practicable following the later of (1) the closing of the transactions contemplated by the Investment Agreement and (2) the 2008 annual meeting of our shareholders (which was held on April 15), to vote on proposals to (A) approve the conversion of the Series T Preferred Stock into, and exercise of the A Warrants for, common stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Company’s Articles to, among other things, increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit the full conversion of the Series T Preferred Stock into, and exercise of the A Warrants for, common stock. In the event that the approvals necessary to permit the Series T Preferred Stock and A Warrants to be converted into or exercised for common stock are not obtained at such special meeting of shareholders, we have agreed to include a proposal to approve (and our Board of Directors will recommend approval of) such issuance at a meeting of our shareholders no less than once in each subsequent six-month period beginning on July 1, 2008 until such approval is obtained.

In the event that our shareholders approve the conversion of the Preferred Stock into, and exercise of the Warrants for, common stock for purposes of Section 312.03 of the NYSE Listed Company Manual, but do not

approve the increase in the authorized capital of the common stock of the Company, we are required to negotiate in good faith with the TPG Investors to promptly provide them with the option of exchanging their Series T Preferred Stock into (and to exchange their A Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the TPG Investors may mutually agree.

Board Representation

Pursuant to the Investment Agreement, one of the TPG Investors is entitled to nominate one person to be elected or appointed to our Board of Directors subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee of our Board of Directors. After such appointment, so long as the TPG Investors beneficially own at least 2% of the outstanding common stock (including for this purpose shares of common stock issuable upon conversion of the Series T Preferred Stock and exercise of the A Warrants acquired pursuant to the Investment Agreement), the Company will be required to recommend to its shareholders the election of the TPG Investor’s board representative at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee of the Board of Directors. The Company has agreed to appoint the TPG Investor’s board representative to the Human Resources Committee of the Board of Directors at such board representative’s option. In addition to nomination of a director, one of the TPG Investors also has the right to designate a board observer to attend all meetings of our Board of Directors.

Transfer Restrictions

The TPG Investors are prohibited from transferring any securities acquired under the Investment Agreement, except as follows: (1) following the 18-month anniversary of the closing of the transactions contemplated by the Investment Agreement, each TPG Investor may transfer 1/18th of the securities owned by such investor per month (except that the investors are entitled to transfer any non-transferred portion of that 1/18th amount during any later period); and (2) if the Shareholder Approvals have not been obtained by the six-month anniversary of the closing, each TPG Investor may transfer (A) 50% of the Series T Preferred Stock owned by such investor during the six-month period commencing on that six-month anniversary and (B) the remaining 50% of the Series T Preferred Stock owned by such Investor commencing on the first anniversary of the closing date. Except for transfers pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or a registered underwritten offering, each TPG Investor must reasonably believe that any transferee in any such transfer would not own more than 4.9% of our common stock after that transfer unless the shares are being transferred to a person such TPG Investor reasonably believes would upon such purchase be eligible to file a Schedule 13G in respect thereof. The transfer restrictions described above terminate on the third anniversary of the closing date.

Price Reset

In the event that, within 18 months of the closing of the transactions under the Investment Agreement, the Company (i) sells more than $500 million of common stock or other equity-linked securities at a per share price less than $8.75, or (ii) the Company engages in a change of control transaction wherein the implied value of the Company’s common stock is less than $8.75 per share, upon the occurrence of each such event the Company is required to pay to the TPG Investors an amount sufficient to compensate them for the dilution suffered by them as a result of the above-described transactions.

Registration Rights

We have granted the TPG Investors customary registration rights, including “shelf” registration rights which may be exercised to execute sales during trading windows, demand registration rights and “piggy-back” registration rights, with respect to the securities purchased by them under the Investment Agreement. These registration rights become effective upon the expiration of the transfer restrictions noted above.

Standstill Agreement

Until the TPG Investors hold, on an as-converted basis, not less than 5% of the total outstanding common stock of the Company (counting as shares of common stock owned by the TPG Investors, all shares of common stock into which the Series T Preferred Stock and A Warrants are convertible or exercisable), the TPG Investors and their affiliates are prohibited from acquiring additional common stock, other than as a result of the exercise of any rights set forth in the Investment Agreement, if the acquisition of the additional common stock would result in the TPG Investors and their affiliates owning 15% or more of the total outstanding common stock of the Company. Additionally, the TPG Investors and their affiliates are prohibited from taking certain actions that seek to gain control of the Company without the consent of the Board of Directors.

Voting Agreement

The TPG Investors have agreed to vote all of the shares of common stock beneficially owned by the TPG Investors and their affiliates in favor of the Shareholder Approvals. As of the Record Date, the TPG Investors and their affiliates beneficially own 2,629,720 shares of common stock, representing less than [     ]% of the shares of common stock outstanding on that date.

Fees and Expenses

We have agreed to pay TPG Capital approximately $50 million which amount is intended to reimburse the TPG Investors for the expenses TPG Capital and its affiliates incurred in connection with the transactions contemplated by the Investment Agreement.

This description of the Investment Agreement is a summary of the material terms of such agreement and does not purport to be a complete description of all of the terms of such agreement. Shareholders can find the Investment Agreement and further information about the Equity Investment Transaction in the current report on Form 8-K we filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2008. For more information about accessing this current report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

DESCRIPTION OF THE SECURITIES PURCHASE AGREEMENTS

As described above, the Institutional Investors entered into a series of Securities Purchase Agreements with the Company to purchase (A) common stock, (B) common stock and Series S Preferred Stock or (C) common stock, Series S Preferred Stock and B Warrants. The terms and conditions of the Securities Purchase Agreements are substantially similar to those of the Investment Agreement described above, with the material differences between the agreements noted below.

SECURITIES PURCHASE AGREEMENT RELATING TO PURCHASE OF COMMON STOCK, SERIES S PREFERRED STOCK AND B WARRANTS

Representations and Warranties

In this form of Securities Purchase Agreement, we made customary representations and warranties to the purchasers named therein (the “Purchasers”) relating to us, our business and the issuance of the common stock, Series S Preferred Stock and the B Warrants and agreed to indemnify the Purchasers for breaches of our representations and warranties in certain circumstances (which representations and warranties and the related indemnities were in some cases more limited in scope than the representations and warranties and indemnities in the Investment Agreement).

Covenants

Pursuant to this form of Securities Purchase Agreement, we have agreed to call a special meeting of our shareholders as described in the Investment Agreement. In the Securities Purchase Agreement, in the event that the approvals necessary to permit the Series S Preferred Stock and B Warrants to be converted into or exercised for common stock are not obtained at such special meeting of shareholders, we have agreed to include a proposal to approve such issuance at a meeting of our shareholders no less than once in each subsequent annual period beginning in 2009 until such approval is obtained.

Unlike the Investment Agreement, this form of Securities Purchase Agreements does not require us to negotiate in good faith with the Purchasers to allow the Purchasers to exchange the Series S Preferred Stock (and the B Warrants held by the Purchasers) for depository receipts of a junior preferred stock in the event that our shareholders approve Proposal 2 in this proxy statement without approving Proposal 1.

Board Representation

None of the Securities Purchase Agreements entitle any Purchaser to nominate a person to be elected to our Board of Directors or to serve as a board observer.

Transfer Restrictions

The Purchasers under this form of Securities Purchase Agreement are not permitted to transfer any shares of Series S Convertible Stock or B Warrants, except as follows: (1) following the nine-month anniversary of the closing date, each Purchaser may transfer 1/9th of the securities owned by such Purchaser per month (except that the investors are entitled to transfer any non-transferred portion of that 1/9th amount during any later period); and (2) if the Shareholder Approvals have not been obtained by the six-month anniversary of the closing date, each Purchaser may transfer (A) 50% of the Series S Preferred Stock owned by such Purchaser during the six-month period commencing on that six-month anniversary; and (B) the remaining 50% of the Series S Preferred Stock owned by such Purchaser during the six-month period commencing on the first anniversary of the closing date. Except for transfers pursuant to Rule 144 under the Securities Act or a registered underwritten offering, the Purchaser must reasonably believe that any transferee in any such transfer would not own more than 4.9% of our common stock after such transfer unless the shares are being transferred to a person such Purchaser reasonably believes is or will become a Schedule 13G filer. The transfer restrictions described above terminate on the third anniversary of the closing date.

Price Reset

These provisions in this form of Securities Purchase Agreement are the same as in the Investment Agreement, but only apply within nine months of the closing of the transactions under this form of Securities Purchase Agreement.

Registration Rights

We have granted the Purchasers “shelf” registration rights with respect to the securities purchased by them under this form of the Securities Purchase Agreements, which may be used to effect sales at any time except during limited blackout periods. These registration rights become effective prior to the expiration of the transfer restrictions noted above, as the Company has agreed to use its reasonable best efforts to qualify for registration on Form S-3 as soon as reasonably practicable after closing (but in no event later than 20 days afterwards). Unlike the Investment Agreement, Purchasers under the Securities Purchase Agreements do not get demand or “piggy-back” registration rights.

Standstill Agreement

Unlike the Investment Agreement, Purchasers under this form of Securities Purchase Agreement do not have any standstill obligations.

Voting Agreement

The Purchasers under this form of Securities Purchase Agreements have generally agreed to vote the shares of common stock beneficially owned by such Purchasers and their affiliates and as to which they have

voting power in favor of the Shareholder Approvals. We estimate that as of Record Date approximately [          ] shares of common stock, representing approximately [     ]% of the shares outstanding at such date, were covered by such voting agreements.

SECURITIES PURCHASE AGREEMENTS RELATING TO PURCHASE OF COMMON STOCK OR COMMON STOCK AND SERIES S PREFERRED STOCK

These two forms of Securities Purchase Agreements have terms and conditions similar to the Securities Purchase Agreement pertaining to the purchase of common stock, Series S Preferred Stock and Warrants described above, subject to the following important distinctions:

Transfer Restriction

These forms of Securities Purchase Agreement do not have any restrictions on the transfer by the Purchasers of any securities acquired under such agreements.

Price Reset

These two forms of agreements do not have a price reset feature of the type described in “Description of the Investment Agreement” above.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series T Preferred Stock and the Series S Preferred Stock as contained in the Articles of Amendment of the Company relating to the Series T Preferred Stock and the Series S Preferred Stock, which are attached to this proxy statement as Annex B and Annex C, respectively, which we incorporate by reference into this proxy statement. Shareholders are urged to read the Articles of Amendment relating to the Series T Preferred Stock and the Series S Preferred Stock in their entirety.

SERIES T PREFERRED STOCK

Authorized shares and Liquidation Preference

The number of authorized shares of the Series T Preferred Stock is 30,000. Shares of the Series T Preferred Stock have no par value per share and the liquidation preference of the Series T Preferred Stock is $100,000 per share.

Ranking

The Series T Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with our other authorized series of preferred stock (other than Series RP Preferred Stock) and with each other class or series of preferred stock, established after the date of issuance of the Series T Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series T Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Holders of Series T Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

If our Board of Directors declares and pays a cash dividend in respect of any shares of common stock, then the Board of Directors is required to declare and pay to the holders of the Series T Preferred Stock a cash dividend in an amount per share of Series T Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Series T Preferred Stock is then convertible.

If the Series T Preferred Stock has not been converted into common stock by June 30, 2008, commencing with the dividend period ending on September 15, 2008, in lieu of the dividends provided for in the preceding paragraph, quarterly dividends will be payable commencing with the dividend payment date on September 15, 2008 at an annual rate of 14% of the liquidation preference of the Series T Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend payment date on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend payment date on September 15, 2009 (such dividends, the “Special Dividend”). Notwithstanding the foregoing sentence, dividends on the Series T Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend payable on an as-converted basis based on the last dividend declared on the common stock during the applicable dividend period. Special Dividends can be paid in cash, or at the Company’s option until the second anniversary of the date of issuance of the Series T Preferred Stock, by delivery of shares of Series T Preferred Stock.

Dividends on the Series T Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series T Preferred Stock in respect of any dividend period, the holders of the Series T Preferred Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series T Preferred Stock for any dividend period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities during the next succeeding dividend period.

Repurchase of Junior Securities

For as long as the Series T Preferred Stock is outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions.

Liquidation

In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series T Preferred Stock will be entitled to receive liquidating distributions in the amount of $100,000 per share of Series T Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series T Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the common stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series T Preferred Stock will be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series T Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of common stock equal to the liquidation preference divided by the then-applicable conversion price.

In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series T Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series T Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Redemption

The Series T Preferred Stock is not redeemable either at the Company’s option or at the option of holders of the Series T Preferred Stock at any time.

Mandatory Conversion

The Series T Preferred Stock is mandatorily convertible on the final day of the calendar quarter in which (A) the Shareholder Approvals have been received and (B) to the extent applicable and required, the holders of Series T Preferred have received the Regulatory Approval. The number of shares of common stock into which a share of Series T Preferred Stock will be convertible will be determined by dividing the liquidation preference by the then applicable conversion price. No fractional shares of common stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of the mandatory conversion.

The initial conversion price of the Series T Preferred Stock is $8.75 per share. The conversion price of the Series T Preferred Stock will be reduced by $0.50 on each six-month anniversary of the date of issuance of the Series T Preferred Stock if the Shareholder Approvals have not been obtained prior to that anniversary, up to a maximum reduction of $2.00.

Anti-Dilution Provision

The conversion price of the Series T Preferred Stock is also subject to customary anti-dilution adjustments.

Fundamental Change

The Company is not permitted to enter into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole (other than a transaction in which the holders of voting shares of the Company prior to that transaction would own voting shares representing a majority of the surviving company immediately after the transaction), unless the agreement providing for that transaction entitles the holders of Series T Preferred Stock to receive, on an as-converted basis, the securities, cash and other property receivable in the transaction by a holder of shares of common stock or provides that each share of Series T Preferred Stock will be converted into the number of shares of common stock equal to the liquidation preference divided by the applicable conversion price.

Voting Rights

Except as set forth below, holders of the Series T Preferred Stock will not have any voting rights, including the right to elect any directors.

So long as any shares of Series T Preferred Stock are outstanding, the vote or consent of the holders of a majority of the outstanding shares of Series T Preferred Stock, voting as a single class with all other classes and series of parity securities having similar voting rights and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

•	any amendment, alteration or repeal of any provision of the Company’s Articles (including the Articles of Amendment relating to the Series T Preferred Stock) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series T Preferred Stock so as to affect them adversely;

•	any amendment or alteration of the Company’s Articles to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series T Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•	the consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision or under any provision of Washington law if (x) the Company has complied with the provision relating to a Fundamental Change described above or (y) in each case (1) the Series T Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving entity, is converted into or exchanged for preference securities of the surviving entity, that is an entity organized and existing under the laws of the United States of America or any state, and (2) such Series T Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders than the rights, preferences, privileges and voting powers of the Series T Preferred Stock, taken as a whole.

Notwithstanding the foregoing, any increase in the amount of the Company’s authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock, other than the Series T Preferred Stock, or any securities convertible into preferred stock ranking equally with and/or junior to the Series T Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series T Preferred Stock and, notwithstanding any provision of Washington law, holders of Series T Preferred Stock will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series T Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

SERIES S PREFERRED STOCK

The number of authorized shares of the Series S Preferred Stock is 60,000. The Series S Preferred Stock have no par value per share and the liquidation preference of the Series S Preferred Stock is $100,000 per share. The rights, privileges, limitations and other terms and conditions of Series S Preferred Stock are substantially the same as those of the Series T Preferred Stock described above, except as described below.

Shares of Series S Preferred Stock are mandatorily convertible upon the receipt of Shareholder Approvals and, unlike Series T Preferred Stock, do not require receipt of Regulatory Approval as a condition to mandatory conversion. Upon receipt of the Shareholder Approvals, the Series S Preferred Stock will automatically convert into shares of common stock without any further action on the part of the Company or the holders of the Series S Preferred Stock.

DESCRIPTION OF THE WARRANTS

Pursuant to the Investment Agreement and certain of the Securities Purchase Agreements, we issued to the TPG Investors and certain other Institutional Investors Warrants to acquire common stock or to be exchanged for Preferred Stock. Two different forms of Warrants were issued to the Investors with substantially similar terms, except that (i) the A Warrants issued to the TPG Investors are exchangeable, in certain circumstances, for Series T Preferred Stock and (ii) the B Warrants issued to the Institutional Investors are exchangeable, in certain circumstances, for Series S Preferred Stock.

Shareholders can find further information about the rights of the holders of Warrants in the certificates of Warrants attached with this proxy statement as Annex D and Annex E and which we incorporate by reference into this proxy statement.

Exercise of Warrants

The A Warrants entitle the TPG Investors to, upon exercise of such A Warrants in the manner described below, acquire 57,142,857 shares of common stock. The B Warrants entitle the Institutional Investors to, upon exercise of such B Warrants in the manner described below, acquire 11,159,820 shares of common stock. The Warrants can only be exercised by the holders thereof to purchase shares of common stock after receipt of the Shareholder Approvals and upon the receipt of the Regulatory Approval to the extent applicable and, upon receipt of such approvals, can be exercised to purchase shares of common stock at any time, in whole or in part, after issuance until the fifth anniversary of the issuance of such Warrants.

Exercise Price of the Warrants

The Warrants are exercisable for a price per share of common stock equal to the lower of (i) an amount equal to 115% of the average market price of our common stock during the five trading days following the public announcement of the financial results of the Company’s quarter ended March 31, 2008 and (ii) an amount equal to 115% of $8.75. The exercise price of the Warrants will be reduced by $0.50 on each six-month anniversary of the date of issuance of the Warrants if the Shareholder Approvals have not been obtained prior to such anniversary, up to a maximum reduction of $2.00

Anti-Dilution Provisions

If prior to the date that is 18 months after the date of issuance of the Warrants, (i) the Company issues or sells, or agrees to issue or sell, more than $500 million of equity or equity-linked securities, other than certain permitted issuances, for consideration per share less than the Applicable Price (as defined below), or (ii) there occurs any Fundamental Change (as defined below) relating to the Company in which the price of the underlying security is less than the Applicable Price, then the exercise price of the Warrants in effect immediately prior to each such issuance or sale will immediately be reduced to the price of the securities in such issuance, sale or Fundamental Change, as applicable. In that event, the number of shares of common stock issuable upon the exercise of the Warrants will be increased to the number obtained by dividing (x) the product of (1) the number of shares of common stock issuable upon the exercise of the Warrants before that adjustment and (2) the exercise price in effect immediately prior to the issuance, sale or Fundamental Change giving rise to this adjustment, by (y) the new exercise price determined in accordance with the immediately preceding sentence. “Applicable Price” means the greater of (A) the greater of the market price per share of outstanding common stock on (i) the date on which the Company issues or sells any common stock and (ii) the first date of the announcement of such issuance, sale or Fundamental Change and (B) $8.75. The exercise price is also subject to customary anti-dilution adjustments.

Fundamental Change

Upon the occurrence of a “Fundamental Change,” which is defined in the Warrants as certain events pertaining to a change of control or liquidation of the Company, the holder of Warrants may cause the Company to purchase the Warrant, in whole or in part, at the higher of (i) the fair market value of the Warrants and (ii) a valuation based on a computation of the option value of the Warrant using a Black-Scholes methodology. Payment by the Company to the holders of the Warrants of the purchase price will be due upon the occurrence of the Fundamental Change. At the election of the Company, all or any portion of the purchase price may be paid in cash or in common stock valued at the market price of a share of common stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of a Fundamental Change (whichever is less), so long as the payment does not cause the Company to fail to comply with applicable NYSE requirements or other regulatory requirements. To the extent that a payment in common stock would cause the Company to fail to comply with NYSE rules or the other regulatory requirements, once the maximum number of shares of common stock that would not result in the contravention of such requirements has been delivered, the remainder of such purchase price may be paid in the form of cash or other equity securities having a fair market value equal to the value of the shares of common stock that would have been issued to the holders of the Warrants absent the limitations described above.

Exchange for Preferred Stock

At any time prior to the receipt of the Shareholder Approvals and the Regulatory Approval, the holders of the A Warrants may cause the Company to exchange the A Warrants for a number of shares of Series T Preferred Stock equal to the product of (i) the value of the Warrants based on the higher of (A) the fair market value of the A Warrants and (B) a computation of the option value of the A Warrants using a Black-Scholes methodology divided by (ii) the lower of (A) $100,000 or (B) the fair market value of a share of the Series T Preferred Stock. Similarly, prior to receipt of Shareholder Approvals and Regulatory Approval to the extent applicable, B Warrants can be exchanged in the same manner for shares of Series S Preferred Stock.

CONSEQUENCES IF THE CONVERSION OF PREFERRED STOCK AND EXERCISE OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK IS APPROVED

Rights of Investors; Registration Rights; Board Rights.  If the Shareholder Approvals are received, the rights and privileges associated with the common stock issued upon conversion of the Preferred Stock and exercise of the Warrants, as applicable, will be identical to the rights and privileges associated with the common stock held by our existing common shareholders, including voting rights.

Dilution.  If the Shareholder Approvals are received, subject to the Regulatory Approval required for the exercise of the A Warrants and Series T Preferred Stock, we will issue pursuant to the conversion of the Preferred Stock a total of 646,514,286 shares of common stock and up to a total of 68,302,677 shares upon exercise of the Warrants (in addition to the 176,337,142 shares of common stock previously issued at the closing of the Equity Investment Transaction). As a result, our existing shareholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding common stock.

Concentration of Ownership in the TPG Investors and Institutional Investors.  If the Shareholder Approvals are received, subject to the Regulatory Approval required for the exercise of the A Warrants and Series T Preferred Stock, the TPG Investors will own (assuming full exercise by the Investors of their Warrants to purchase shares of common stock) approximately 16.1% of the total number of shares of common stock outstanding immediately after giving effect to such conversion and exercise of Warrants and will constitute our single largest shareholder. As a result, the TPG Investors will be able to exercise substantial influence over any future actions requiring shareholder approval. However, in connection with their purchase of common stock, Series T Preferred Stock and A Warrants under the Investment Agreement, the TPG Investors and their affiliates have entered into a standstill agreement pursuant to which they have agreed not to pursue, for as long as they own at least 5% of the total outstanding common stock, certain activities the purpose or effect of which may be to change or influence the control of the Company without the approval of our Board of Directors. In addition, in connection with the investment the TPG Investors made certain standard “passivity” commitments to our principal regulator, the Office of Thrift Supervision.

Elimination of Dividend and Liquidation Rights of Holders of Preferred Stock.  If the Shareholder Approvals are received, subject to the Regulatory Approval required for the exercise of the Series T Preferred Stock, all shares of Preferred Stock will be cancelled. As a result, approval of the conversion of Preferred Stock will result in the elimination of the dividend rights and liquidation preference existing in favor of the Preferred Stock. Our Board of Directors believes that the elimination of the requirement to pay dividends on the Preferred Stock and the elimination of the liquidation preference existing in favor of the Preferred Stock would be in our best interests and the best interests of our shareholders.

Elimination on Restriction on Share Repurchases.  If the Shareholder Approvals are received, subject to the Regulatory Approval required for the conversion of the Series T Preferred Stock, all shares of the Preferred Stock will be cancelled and the restriction on our ability to redeem or repurchase any shares of our common stock or other junior securities will be eliminated.

CONSEQUENCES IF THE CONVERSION OF PREFERRED STOCK AND EXERCISE OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK IS NOT APPROVED

Shareholders’ Meeting.  If the Shareholder Approvals are not received prior to July 1, 2008, the Preferred Stock will remain outstanding in accordance with its terms and we have agreed, in accordance with the terms of the Investment Agreement and the Securities Purchase Agreements, to seek the Shareholder Approvals no less than once in each subsequent six-month period beginning on July 1, 2008 until such Shareholder Approvals are obtained or made.

Exchange of Series T Preferred Stock.  In the event that our shareholders approve the conversion of the Preferred Stock but do not approve the increase in the number of authorized common stock, we are required to negotiate in good faith with the TPG Investors to promptly provide them with the option of exchanging their Preferred Stock into (and to exchange their Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the TPG Investors may mutually agree.

Dividends.  If the Preferred Stock has not been converted into shares of common stock by June 30, 2008, Special Dividends will be payable commencing with the dividend period ending on September 15, 2008 at an annual rate of 14% of the liquidation preference of the Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend period ending on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend period ending on September 15, 2009. However, in any event, dividends on the Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend payable on an as-converted basis based on the last dividend declared on the common stock during the applicable dividend period.

Decrease in the Exercise Price and Conversion Price.  The terms of each of the Warrants and the Preferred Stock provide that the exercise price for the Warrants and the conversion price for the Preferred Stock, respectively, will be reduced by $0.50 on each six-month anniversary of the date of issuance of the Warrants and Preferred Stock, as applicable, up to a maximum reduction of $2.00, if the Shareholder Approvals have not been obtained. This decrease in the exercise and conversion prices will lead to the holders of such Warrants and/or Preferred Stock, at a later time, acquiring a number of shares of common stock greater than what they would have acquired if the Shareholder Approvals had been obtained prior to such decrease in exercise or conversion price.

Restriction on Payment of Dividends and Share Repurchases.  For as long as the Preferred Stock remains outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions. In addition, the Company is restricted from paying dividends on any shares of our common stock or other junior securities if the full quarterly dividends on the Preferred Stock have not been paid in the applicable dividend period.

Liquidation Preference.  For as long as the Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our common stock upon any liquidation of the Company unless the full liquidation preference on the Preferred Stock is made. After payment of the full liquidation preference on the Preferred Stock, holders of Preferred Stock will be entitled to participate in any further distribution of the remaining assets of the Company based on their as-converted ownership percentage of the Company’s common stock.

Exchange of Warrants for Preferred Stock.  At any time prior to the receipt of the Shareholder Approvals and Regulatory Approval to the extent required, the Investors may cause the Company to exchange the Warrants for a number of shares of Preferred Stock equal to the product of (i) the value of the Warrants based on the higher of (A) the fair market value of the Warrants and (B) a computation of the option value of the Warrants using a Black-Scholes methodology divided by (ii) the lower of (A) $100,000 or (B) the fair market value of a share of the Preferred Stock.

INTEREST OF CERTAIN PERSONS IN THE SHARE CONVERSION AND OTHER MATTERS

Effective as of April 15, 2008, Mr. David Bonderman, who is a founding partner and member of TPG Capital, was appointed to our Board of Directors pursuant to the right of one of the TPG Investors to nominate a director under the Investment Agreement. Because Mr. Bonderman did not join our Board of Directors until after the consummation of the Equity Investment Transaction, he did not participate in his capacity as a director in discussions of, or vote with respect to, matters related to the Equity Investment Transaction that were approved by our Board of Directors, including our Board of Directors vote recommending approval of the issuance of common stock upon conversion of the Preferred Stock and exercise of the Warrants. In addition, one of the TPG Investors designated Mr. Larry Kellner, the chairman and chief executive officer of Continental Airlines and former executive vice president and chief financial officer of American Savings Bank, as a non-voting observer to our Board of Directors in accordance with its rights under the Investment Agreement.

The conversion of the Preferred Stock and exercise of Warrants held by all the Investors would result in the TPG Investors owning approximately 16.1% of our outstanding common stock after giving effect to such conversion and exercise of warrants.

No directors or officers of the Company purchased any securities in the Equity Investment Transaction.

PRINCIPAL HOLDERS OF COMMON STOCK

This table shows information regarding beneficial ownership of our common stock by the only entities known by us to have owned more than 5% of the outstanding shares of our common stock on April 14, 2008.

				Shares of common	Percent of
	Shares of			stock Beneficially	class on
Name and Address of	common stock		Percent of	Owned on a pro	a pro forma
Beneficial Owner	Beneficially Owned		Class(1)	forma basis(2)	basis

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	90,709,610	(3)	8.6%	159,006,572	9.0%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	69,730,000	(4)	6.6	69,730,000	3.9
Brandes Investment Partners, L.P. 11988 El Camino Real, Suite 500 San Diego, CA 92130	73,057,820	(5)	6.9	84,486,391	4.8
Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	75,259,520	(6)	7.1	107,030,949	6.0

(1)	Based on 1,058,838,563 shares of common stock outstanding (including 6,000,000 shares of Company common stock held in escrow and the 176,337,142 shares of common stock issued to the Investors at the closing of the Equity Investment Transaction) as of April 14, 2008.

(2)	Based on the common stock outstanding immediately after giving effect to the conversion of Preferred Stock and exercise of the Warrants, assuming an exercise price and conversion price of $8.75. The number of shares beneficially owned by each entity on a pro forma basis includes the securities purchased by such entity pursuant to the Securities Purchase Agreements.

(3)	Based solely on a review of the Schedule 13G filed by Capital Research Global Investors with the SEC on February 11, 2008, and the number of shares of common stock purchased by Capital Research Global Investors pursuant to the Securities Purchase Agreements. With respect to the shares reported on the Schedule 13G, as reported on the Schedule 13G, Capital Research Global Investors is an investment advisor registered under the Investment Advisors Act of 1940 and has sole voting power with respect to 29,184,330 shares and sole dispositive power with respect to 76,109,610 shares, and has disclaimed beneficial ownership of the shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

(4)	Based solely on a review of the Schedule 13G filed by Capital World Investors with the SEC on February 11, 2008. As reported on the Schedule 13G, Capital World Investors is an investment advisor registered under the Investment Advisors Act of 1940 and has sole voting power with respect to 50,000 shares and sole dispositive power with respect to 69,730,000 shares, and has disclaimed beneficial ownership of the shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

(5)	Based solely on a review of the Schedule 13G filed by Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby (collectively, the “Brandes Group”) with the SEC on February 14, 2008, and the number of shares of common stock purchased by Brandes Investment Partners, L.P. pursuant to the Securities Purchase Agreements. With respect to the shares reported on the Schedule 13G, as reported on the Schedule 13G, Brandes Investment Partners, L.P. is an investment advisor and the other members of the Brandes Group are control persons of Brandes Investment Partners, L.P. As further reported on the Schedule 13G, the

Brandes Group has shared voting power with respect to 42,425,920 shares and shared dispositive power with respect to 50,200,678 shares. The members of the Brandes Group other than Brandes Investment Partners, L.P. have disclaimed beneficial ownership of these shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, except in the case of Brandes Investment Partners, Inc., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby for an amount that is substantially less than one percent of the number of shares reported on the Schedule 13G.

(6)	Based solely on a review of the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 14, 2008, and the number of shares of common stock purchased by Hotchkis and Wiley Capital Management, LLC pursuant to the Securities Purchase Agreements. With respect to the shares reported on the Schedule 13G, as reported on the Schedule 13G, Hotchkis and Wiley Capital Management is an investment advisor registered under the Investment Advisors Act of 1940 and has sole voting power with respect to 28,102,446 shares and sole dispositive power with respect to 43,488,092 shares.

SECURITY OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of April 14, 2008 (including, for purposes of this table, Mr. David Bonderman, who was appointed to our Board of Directors on April 15, 2008 pursuant to the terms of the Investment Agreement), by (i) our directors, (ii) our Chief Executive Officer, (iii) our Chief Financial Officer, (iv) our other named executives and (v) all of our current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.

Each listed person individually owns less than 1% of the outstanding shares and voting power of our common stock, and our directors and executive officers as a group hold approximately 1.4%. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

				Total		Total
	Common		Options	Beneficial	Phantom	Stock-Based
Name	Stock(1)		Exercisable(2)	Ownership(3)	Stock(4)	Ownership(5)
	A		B	C	D	E

David Bonderman	2,300,952	(6)	—	2,300,952	—	2,300,952
Thomas W. Casey	208,334	(7)	730,666	939,000	30,610	969,610
Ronald J. Cathcart	79,972	(8)	71,932	151,904	—	151,904
Fay L. Chapman(9)	124,567	(10)	419,874	544,441	12,605	557,046
Stephen I. Chazen	—		—	—	—	—
James B. Corcoran	64,911	(11)	43,243	108,154	—	108,154
Stephen E. Frank	39,457	(12)	45,545	85,002	3,114	88,116
Kerry K. Killinger	1,279,926	(13)	5,702,081	6,982,007	513,044	7,495,051
Thomas C. Leppert	6,475	(14)	7,045	13,520	8,877	22,397
Charles M. Lillis	11,475	(15)	7,045	18,520	4,429	22,949
Phillip D. Matthews	33,797	(16)	45,545	79,342	4,806	84,148
Regina T. Montoya	4,782	(17)	3,712	8,494	305	8,799
Michael K. Murphy	41,163	(18)	45,545	86,708	10,100	96,808
Margaret Osmer McQuade	30,641	(19)	24,730	55,371	3,114	58,485
Mary E. Pugh(20)	12,374	(21)	41,045	53,419	3,114	56,533
William G. Reed, Jr.	191,785	(22)	12,045	203,830	24,668	228,498
Stephen J. Rotella	487,283	(23)	462,899	950,182	58,001	1,008,183
Orin C. Smith	22,853	(24)	7,045	29,898	472	30,370
James H. Stever	47,993	(25)	45,545	93,538	3,114	96,652
All directors and current executive officers as a group (26 persons)(26)	4,468,587		8,774,099	13,242,686	736,277	13,978,963

(1)	All fractional shares in this table have been rounded to the closest whole share.

(2)	In accordance with applicable SEC rules, only options that are exercisable within 60 days after February 29, 2008 are included in this column.

(3)	The amounts in this column are derived by adding shares and options listed in columns A and B of the table.

(4)	This column includes shares of phantom stock attributable to the account of the executive or director based on such individual’s deferral of compensation into our Deferred Compensation Plan. These shares are not shares of Company common stock and confer no voting rights.

(5)	The amounts contained in this column are derived by adding the amounts in columns C and D of the table.

(6)	This number includes (i) 1,224,664 shares owned by Mr. Bonderman and pledged as collateral for an outstanding line of credit, (ii) 450 shares held in a family partnership and (iii) 822,857 shares held by TPG Partners VI, L.P., the general partner of which is TPG GenPar VI, L.P., the general partner of which is TPG Advisors VI, Inc. Mr. Bonderman is an officer, director and shareholder of TPG Advisors VI, Inc., and may as a result be deemed to be the beneficial owner of the shares held by TPG Partners VI, L.P. In addition, this number includes 191,637 shares held in escrow for the benefit of Keystone Holdings Partners, L.P. (“KH Partners”) and its transferees pursuant to the merger agreement dated July 21, 1996, as amended November 1, 1996, by and among Washington Mutual, KH Partners, Keystone Holdings, Inc. (“Keystone Holdings”) and certain of its subsidiaries (the “Merger Agreement”). KH Partners has distributed voting rights over such shares to its partners in accordance with their sharing percentages, and Mr. Bonderman, as a limited partner of KH Partners, may be deemed to be the beneficial owner of 191,637 shares as to which voting rights have been distributed to him. In addition, Mr. Bonderman is the president and sole shareholder of KH Group Management, Inc. (“KH Group”), which is the beneficial owner of 45,714 shares held in escrow pursuant to the Merger Agreement. KH Group, as a limited partner of KH Partners, may be deemed to be the beneficial owner of such 45,714 shares, as to which voting rights have been distributed to it.

(7)	Includes 199,752 shares of restricted stock.

(8)	Includes 69,708 shares of restricted stock.

(9)	Ms. Chapman ceased serving as Chief Legal Officer and an executive officer in December 2007.

(10)	Includes 1,021 shares held by spouse and 84,790 shares of restricted stock.

(11)	Includes 59,128 shares of restricted stock.

(12)	Includes 6,571 shares of restricted stock.

(13)	Includes 155,943 shares held by grantor retained annuity trust, 851,094 shares held by living trust and 241,678 shares of restricted stock.

(14)	Includes 4,782 shares of restricted stock.

(15)	Includes 4,782 shares of restricted stock.

(16)	Includes 10,000 shares held in family trust and 6,169 shares of restricted stock.

(17)	Includes 4,782 shares of restricted stock.

(18)	Includes 1,500 shares held by spouse and 6,572 shares of restricted stock.

(19)	Includes 4,782 shares of restricted stock.

(20)	Ms. Pugh resigned from the Board of Directors effective as of April 15, 2008.

(21)	Includes 5,895 shares of restricted stock.

(22)	Includes 6,572 shares of restricted stock.

(23)	Includes 382,998 shares of restricted stock.

(24)	Includes 4,782 shares of restricted stock.

(25)	Includes 1,800 shares held by a family foundation and 6,572 shares of restricted stock.

(26)	Includes 1,520,765 shares of restricted stock and 136 shares held in the WaMu Savings (401(k)) Plan.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our agent, Broadridge Financial Solutions, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling Broadridge at (800) 542-1061.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and, to the extent the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 is filed by us after the date of this proxy statement and prior to the date of the special meeting, Items 1, 2 and 3 from that Quarterly Report and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

Representatives of Deloitte & Touche LLP will be present at the Special Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Special Meeting.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under the rules of the SEC and our bylaws, shareholder proposals that meet certain conditions may be included in our Proxy Statement and Form of Proxy for our 2009 Annual Meeting of Shareholders if they are presented to us in accordance with the following:

•	Shareholders that intend to present a proposal at our 2009 Annual Meeting of Shareholders must give notice of the proposal to us no later than November 13, 2008 to be considered timely, regardless of whether submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or presented otherwise pursuant to our bylaws.

•	If the date of the 2009 Annual Meeting is moved by more than 30 days from the anniversary of our 2008 Annual Meeting, notice of a proposal submitted under Rule 14a-8 must be received by us at a reasonable time before we begin to print and mail our proxy materials, or if submitted otherwise pursuant to our bylaws, must be received by us not later than the later of (i) the 90th day before the meeting or (ii) the 10th day following the day on which we publicly announce the date of the meeting either through a broad press release or in an SEC filing.

•	Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, the proxies designated by us for the 2009 Annual Meeting will have discretionary authority to vote with respect to any matter presented at the meeting if we have not received notice of the matter by the dates required under our bylaws, as described above, and in certain other instances specified in that rule.

•	Proposals submitted under Rule 14a-8 must be accompanied by the information required under our bylaws. In addition, our bylaws provide that any matter to be presented at the 2009 Annual Meeting must be proper business to be transacted at the Annual Meeting and must have been properly brought before such meeting pursuant to our bylaws. Receipt by us of any proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2009 Annual Meeting.

•	Our Secretary must receive shareholder proposals in writing at the executive offices of the Company at 1301 Second Avenue, Seattle, Washington 98101, Attention: Secretary.

By Order of the Board of Directors,

Susan R. Taylor
Secretary

[          ], 2008

ANNEX A

The first sentence of paragraph A of Article II of the Corporation’s Amended and Restated Articles of Incorporation shall be amended to read as follows:

The total number of shares of capital stock which the Company has authority to issue is 3,010,000,000 shares of which 3,000,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share.

A-1

ANNEX B

ARTICLES OF AMENDMENT
OF
WASHINGTON MUTUAL, INC.

(Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 30,000 shares of the authorized Preferred Stock of the Company are hereby designated “Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock are as follows:

DESIGNATION

Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock” (the “Series T Preferred Stock”). The number of shares constituting such series shall be 30,000. The Series T Preferred Stock shall have no par value per share and the liquidation preference of the Series T Preferred Stock shall be $100,000 per share.

Section 2.  Ranking.  The Series T Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series R Preferred Stock and Series S Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series T Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series T Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3.  Definitions.  Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(b) “Articles of Amendment” means the Articles of Amendment of Washington Mutual, Inc. dated April 9, 2008.

(c) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

(d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares of Common Stock into which a share of Series T Preferred Stock would then be convertible (assuming receipt of the Conversion Approvals); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(e) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(f) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

(g) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.

(h) “Common Stock” has the meaning set forth in Section 2.

(i) “Company” means Washington Mutual, Inc., a Washington corporation.

(j) “Conversion Approvals” means the collective reference to the Shareholder Approvals and the Regulatory Approvals.

(k) “Conversion Price” means for each share of Series T Preferred Stock, the Reference Purchase Price, provided, that such price shall be reduced by $0.50 on each six-month anniversary of the Effective Date if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00. The Conversion Price shall be subject to adjustment as set forth herein.

(l) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(m) “Effective Date” means the date on which shares of the Series T Preferred Stock are first issued.

(n) “Exchange Property” has the meaning set forth in Section 11(a).

(o) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(p) “Fundamental Change” means the occurrence, prior to the Mandatory Conversion Date, of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving Person immediately after the transaction.

(q) “Holder” means the Person in whose name the shares of the Series T Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series T Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(r) “Investment Agreement” means the Investment Agreement, dated as of April 7, 2008, between the Company and the Investors, including all schedules and exhibits thereto.

(s) “Investors” has the meaning set forth in the preamble of the Investment Agreement.

(t) “Junior Securities” has the meaning set forth in Section 2.

(u) “Liquidation Preference” means, as to the Series T Preferred Stock, $100,000 per share.

(v) “Mandatory Conversion Date” means, with respect to the shares of Series T Preferred Stock of any Holder, the final day of the calendar quarter in which the Company and/or such Holder, as applicable, has received all Conversion Approvals necessary to permit such Holder to convert such shares of Series T Preferred Stock into authorized Common Stock without such Conversion resulting in a Violation.

(w) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(x) “Parity Securities” has the meaning set forth in Section 2.

(y) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(z) “Record Date” has the meaning set forth in Section 4(e).

(aa) “Reference Purchase Price” has the meaning set forth in the Investment Agreement.

(bb) “Regulatory Approvals” with respect to any Holder, means the collective reference, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series T Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable Law, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case to the extent necessary to permit such Holder to convert such shares of Series T Preferred Stock and own Common Stock.

(cc) “Reorganization Event” has the meaning set forth in Section 11(a).

(dd) “Section 4(b) Dividend Payment Date” has the meaning set forth in Section 4(d).

(ee) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(ff) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(gg) “Series I Preferred Stock” means the shares of the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(hh) “Series J Preferred Stock” means the shares of the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved for issuance.

(ii) “Series K Preferred Stock” means the shares of the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share.

(jj) “Series L Preferred Stock” means the shares of the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(kk) “Series M Preferred Stock” means the shares of the Company’s Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(ll) “Series N Preferred Stock” means the shares of the Company’s Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(mm) “Series R Preferred Stock” means the shares of the Company’s Series R Non-Cumulative Perpetual Convertible Preferred Stock, no par value and liquidation preference $1,000 per share.

(nn) “Series RP Preferred Stock” means the shares of the Company’s Series RP Stock, par value of $.01 per share, reserved for issuance pursuant to the Rights Agreement, dated as of December 20, 2000, between the Company and Mellon Investor Services LLC.

(oo) “Series S Preferred Stock” means the shares of the Company’s Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock, no par value and liquidation preference $100,000 per share.

(pp) “Series T Preferred Stock” has the meaning set forth in Section 1.

(qq) “Shareholder Approvals” means all shareholder approvals necessary to (i) approve the conversion of the Series T Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Company’s Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series T Preferred Stock into Common Stock.

(rr) “Special Dividend” has the meaning set forth in Section 4(c).

(ss) “Special Dividend Rate” means (i) from and after June 15, 2008 to but not including December 15, 2008, 14%, (ii) from and after December 15, 2008 to but not including June 15, 2009, 15.5% and (iii) from and after June 15, 2009, 17%.

(tt) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(uu) “Violation” means any of the following circumstances resulting from any conversion of Series T Preferred Stock: a violation of the shareholder approval requirements of Section 312.03 of the NYSE Listed Company Manual, or a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of any other jurisdiction.

Section 4.  Dividends.  (a) From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and in Section 4(c), and no more.

(b) Subject to Section 4(a), if the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders of the Series T Preferred Stock a cash dividend in an amount per share of Series T Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series T Preferred Stock is then convertible.

(c) Commencing with the Section 4(c) Dividend Period (as defined below) ending on September 15, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on

March 15, June 15, September 15 and December 15 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series T Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for such Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series T Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series T Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. Each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period.” Dividends payable pursuant to this Section 4(c) shall be paid in cash, or at the Company’s option until the second anniversary of the Effective Date, by delivery of shares of Series T Preferred Stock. The number of shares of Series T Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series T Preferred Stock shall be determined by dividing (x) the amount of the dividend that would have been payable with respect to such share of Series T Preferred Stock had such dividend been paid in cash by (y) the Liquidation Preference per share of the Series T Preferred Stock being issued. To the extent that any such dividend would result in the issuance of a fractional share of Series T Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series T Preferred Stock held of record by each holder) then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

(d) Dividends payable pursuant to Section 4(b) shall be payable on the same date (each, a “Section 4(b) Dividend Payment Date”) that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series T Preferred Stock.

(e) Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the same record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the first day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month.

(f) Dividends on the Series T Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series T Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Company will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series T Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series T Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 4(c) for any Section 4(c) Dividend Payment Date are not paid in full on the shares of the Series T Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4(c) Dividend Payment Date, then all dividends declared on shares of the Series T Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series T Preferred Stock pursuant to Section 4(c) and all such Parity Securities otherwise payable on such Section 4(c) Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(h) If the Mandatory Conversion Date with respect to any share of Series T Preferred Stock is prior to the record date for the payment of any dividend on the Common Stock, the Holder of such share of Series T Preferred Stock will not have the right to receive any corresponding dividends on the Series T Preferred Stock. If the Mandatory Conversion Date with respect to any share of Series T Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.

Section 5.  Liquidation.  (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $100,000 per share of Series T Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, Holders of the Series T Preferred Stock shall be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series T Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series T Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series T Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7.  Redemptions.  The Series T Preferred Stock shall not be redeemable either at the Company’s option or at the option of Holders at any time.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Series T Preferred Stock, such share of Series T Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series T Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a) Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt. Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date applicable to such Holder;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series T Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) the place or places where certificates for shares of Series T Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) In the event that some, but not all, of the Conversion Approvals applicable to a particular Holder are obtained, such that the Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Series T Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, Holder no longer holds shares of Series T Preferred Stock as to which the Mandatory Conversion Date shall have occurred. In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8. Effective immediately prior to the close of business on the Mandatory Conversion Date with respect any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series T Preferred Stock and such share of Series T Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(h) and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series T Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series T Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series T Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series T Preferred Stock.

(d) Shares of Series T Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series T Preferred Stock.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series T Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series T Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(f) On the Mandatory Conversion Date with respect to any share of Series T Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series T Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments.

(i) Stock Dividends and Distributions.  If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock.  If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights.  If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iv) Debt or Asset Distributions.  If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 — FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0

MP0 + MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions.  If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series T Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 — DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers.  If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans.  To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series T Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series T Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series T Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series T Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series T Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Common Stock; or

(E) for accrued and unpaid dividends on the Series T Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the

Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event of:

(i) any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series T Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, shall remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series T Preferred Stock would then be convertible assuming the receipt of the Conversion Approvals (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series T Preferred Stock in accordance with Section 8 hereof shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) Notwithstanding anything to the contrary in this Section 11 or otherwise in these Articles of Amendment, the Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) provides that each share of Series T Preferred Stock shall be converted into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series T Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series T Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

(i) any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series T Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series T Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Section 23B.11.035 of the Revised Code of Washington or otherwise under Washington law if (x) the Company shall have complied with Section 11(e) or (y) in each case (1) the Series T Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series T Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series T Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock, other than the Series T Preferred Stock, or any securities convertible into preferred stock ranking equally with and/or junior to the Series T Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series T Preferred Stock and, notwithstanding Section 23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series T Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series T Preferred shall have been converted into shares of Common Stock.

Section 13.  Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series T Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series T Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series T Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a) Following the receipt of the Shareholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series T Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series T Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Reference Purchase Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series T Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series T Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series T Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series T Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series T Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series T Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series T Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.  Repurchases of Junior Securities.  For as long as the Series T Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 16.  Replacement Certificates.

(a) The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b) The Company shall not be required to issue any certificates representing the Series T Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series T Preferred Stock formerly evidenced by the certificate.

Section 17.  Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at 1301 Second Avenue, Seattle, Washington 98101, Attention: Treasury Department, with a copy to the Company’s Legal Department at 1301 Second Avenue, Seattle, Washington 98101, Attention: Charles Edward Smith III, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series T Preferred Stock or shares of Common Stock or other securities issued on account of Series T Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series T Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series T Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

THIRD: These Articles of Amendment do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of these Articles of Amendment’s adoption is April 7, 2008.

FIFTH: These Articles of Amendment to the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

EXECUTED this 9th day of April, 2008.

WASHINGTON MUTUAL, INC.

By:	/s/ Robert J. Williams
Name:     Robert J. Williams

Title: SVP & Treasurer

ANNEX C

ARTICLES OF AMENDMENT
OF
WASHINGTON MUTUAL, INC.

(Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 60,000 shares of the authorized Preferred Stock of the Company are hereby designated “Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock are as follows:

DESIGNATION

Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock” (the “Series S Preferred Stock”). The number of shares constituting such series shall be 52,000. The Series S Preferred Stock shall have no par value per share and the liquidation preference of the Series S Preferred Stock shall be $100,000 per share.

Section 2.  Ranking.  The Series S Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series R Preferred Stock and Series T Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3.  Definitions.  Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(b) “Articles of Amendment” means the Articles of Amendment of Washington Mutual, Inc. dated April 9, 2008.

(c) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

(d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares of Common Stock into which a share of Series S Preferred Stock would then be convertible (assuming receipt of the Shareholder Approvals); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(e) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(f) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

(g) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.

(h) “Common Stock” has the meaning set forth in Section 2.

(i) “Company” means Washington Mutual, Inc., a Washington corporation.

(j) “Conversion Price” means for each share of Series S Preferred Stock, the Reference Purchase Price, provided, that such price shall be reduced by $0.50 on each six-month anniversary of the Effective Date if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00. The Conversion Price shall be subject to adjustment as set forth herein.

(k) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(l) “Effective Date” means the date on which shares of the Series S Preferred Stock are first issued.

(m) “Exchange Property” has the meaning set forth in Section 11(a).

(n) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o) “Fundamental Change” means the occurrence, prior to the Mandatory Conversion Date, of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the

Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving Person immediately after the transaction.

(p) “Holder” means the Person in whose name the shares of the Series S Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series S Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(q) “Junior Securities” has the meaning set forth in Section 2.

(r) “Liquidation Preference” means, as to the Series S Preferred Stock, $100,000 per share.

(s) “Mandatory Conversion Date” means, with respect to the shares of Series S Preferred Stock of any Holder, the final day of the calendar quarter in which the Company and/or such Holder, as applicable, has received the Shareholder Approvals necessary to permit such Holder to convert such shares of Series S Preferred Stock into authorized Common Stock without such Conversion resulting in a Violation.

(t) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(u) “Parity Securities” has the meaning set forth in Section 2.

(v) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(w) “Purchasers” has the meaning set forth in the preamble of the Securities Purchase Agreement.

(x) “Record Date” has the meaning set forth in Section 4(e).

(y) “Reference Purchase Price” means $8.75.

(z) “Reorganization Event” has the meaning set forth in Section 11(a).

(aa) “Section 4(b) Dividend Payment Date” has the meaning set forth in Section 4(d).

(bb) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(cc) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(dd) “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of April 7, 2008, between the Company and the Purchasers, including all schedules and exhibits thereto.

(ee) “Series I Preferred Stock” means the shares of the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(ff) “Series J Preferred Stock” means the shares of the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved for issuance.

(gg) “Series K Preferred Stock” means the shares of the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share.

(hh) “Series L Preferred Stock” means the shares of the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(ii) “Series M Preferred Stock” means the shares of the Company’s Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(jj) “Series N Preferred Stock” means the shares of the Company’s Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(kk) “Series R Preferred Stock” means the shares of the Company’s Series R Non-Cumulative Perpetual Convertible Preferred Stock, no par value and liquidation preference $1,000 per share.

(ll) “Series RP Preferred Stock” means the shares of the Company’s Series RP Stock, par value of $.01 per share, reserved for issuance pursuant to the Rights Agreement, dated as of December 20, 2000, between the Company and Mellon Investor Services LLC.

(mm) “Series S Preferred Stock” has the meaning set forth in Section 1.

(nn) “Series T Preferred Stock” means the shares of the Company’s Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock, no par value and liquidation preference $100,000 per share.

(oo) “Shareholder Approvals” means all shareholder approvals necessary to (i) approve the conversion of the Series S Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Company’s Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series S Preferred Stock into Common Stock.

(pp) “Special Dividend” has the meaning set forth in Section 4(c).

(qq) “Special Dividend Rate” means (i) from and after June 15, 2008 to but not including December 15, 2008, 14%, (ii) from and after December 15, 2008 to but not including June 15, 2009, 15.5% and (iii) from and after June 15, 2009, 17%.

(rr) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(ss) “Violation” means a violation of the shareholder approval requirements of Section 312.03 of the NYSE Listed Company Manual.

Section 4.  Dividends.  (a) From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and in Section 4(c), and no more.

(b) Subject to Section 4(a), if the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders of the Series S Preferred Stock a cash dividend in an amount per share of Series S Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series S Preferred Stock is then convertible.

(c) Commencing with the Section 4(c) Dividend Period (as defined below) ending on September 15, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series S Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for such Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series S Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series S Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. Each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period.” Dividends payable pursuant to this Section 4(c) shall be paid in cash or at the Company’s option until the second anniversary of the Effective Date, by delivery of shares of Series S Preferred Stock. The number of shares of Series S Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series S Preferred Stock shall be determined by dividing (x) the amount of the dividend that would have been payable with respect to such share of Series S Preferred Stock had such dividend been paid in cash by (y) the Liquidation Preference per share of the Series S Preferred Stock being issued. To the extent that any such dividend would result in the issuance of a fractional share of Series S Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series S Preferred Stock held of record by each holder) then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

(d) Dividends payable pursuant to Section 4(b) shall be payable on the same date (each, a “Section 4(b) Dividend Payment Date”) that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series S Preferred Stock.

(e) Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the same record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the first day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month.

(f) Dividends on the Series S Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series S Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Company will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series S Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series S Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 4(c) for any Section 4(c) Dividend Payment Date are not paid in full on the shares of the Series S Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4(c) Dividend Payment Date, then all dividends declared on shares of the Series S Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series S Preferred Stock pursuant to Section 4(c) and all such Parity Securities otherwise payable on such Section 4(c) Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(h) If the Mandatory Conversion Date with respect to any share of Series S Preferred Stock is prior to the record date for the payment of any dividend on the Common Stock, the Holder of such share of Series S Preferred Stock will not have the right to receive any corresponding dividends on the Series S Preferred Stock.

If the Mandatory Conversion Date with respect to any share of Series S Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.

Section 5.  Liquidation.  (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $100,000 per share of Series S Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, Holders of the Series S Preferred Stock shall be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series S Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series S Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series S Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7.  Redemptions.  The Series S Preferred Stock shall not be redeemable either at the Company’s option or at the option of Holders at any time.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, such share of Series S Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series S Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a) Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt. Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date applicable to such Holder;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series S Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) the place or places where certificates for shares of Series S Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) In the event that some, but not all, of the Shareholder Approvals applicable to a particular Holder are obtained, such that the Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Series S Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, Holder no longer holds shares of Series S Preferred Stock as to which the Mandatory Conversion Date shall have occurred. In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8. Effective immediately prior to the close of business on the Mandatory Conversion Date with respect any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series S Preferred Stock and such share of Series S Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(h) and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series S Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series S Preferred Stock.

(d) Shares of Series S Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series S Preferred Stock.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series S Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series S Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(f) On the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series S Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments.

(i) Stock Dividends and Distributions.  If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock.  If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights.  If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iv) Debt or Asset Distributions.  If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 − FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0

MP0 + MPS

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPS = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions.  If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series S Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 − DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers.  If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans.  To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series S Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series S Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series S Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series S Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series S Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Common Stock; or

(E) for accrued and unpaid dividends on the Series S Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event of:

(i) any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series S Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, shall remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series S Preferred Stock would then be convertible assuming the receipt of the Shareholder Approvals (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series S Preferred Stock in accordance with Section 8 hereof shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) Notwithstanding anything to the contrary in this Section 11 or otherwise in these Articles of Amendment, the Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) provides that each share of Series S Preferred Stock shall be converted into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series S Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series S Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

(i) any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series S Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series S Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series S Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Section 23B.11.035 of the Revised Code of Washington or otherwise under Washington law if (x) the Company shall have complied with Section 11(e) or (y) in each case (1) the Series S Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series S Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series S Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock other than the Series T Preferred Stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series S Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series S Preferred Stock and, notwithstanding Section 23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series S Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series S Preferred shall have been converted into shares of Common Stock.

Section 13.  Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series S Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series S Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series S Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a) Following the receipt of the Shareholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series S Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series S Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Reference Purchase Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series S Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series S Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series S Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series S Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series S Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series S Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series S Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.  Repurchases of Junior Securities.  For as long as the Series S Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 16.  Replacement Certificates.

(a) The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b) The Company shall not be required to issue any certificates representing the Series S Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series S Preferred Stock formerly evidenced by the certificate.

Section 17.  Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at 1301 Second Avenue, Seattle, Washington 98101, Attention: Treasury Department, with a copy to the Company’s Legal Department at 1301 Second Avenue, Seattle, Washington 98101, Attention: Charles Edward Smith III, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series S Preferred Stock or shares of Common Stock or other securities issued on account of Series S Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series S Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series S Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

THIRD: These Articles of Amendment do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of these Articles of Amendment’s adoption is April 7, 2008.

FIFTH: These Articles of Amendment to the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

EXECUTED this 9th day of April, 2008.

WASHINGTON MUTUAL, INC.

By:	/s/ Robert J. Williams
Name:     Robert J. Williams

Title: SVP & Treasurer

ANNEX D

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF APRIL 7, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

WARRANT

to purchase

[    ]

Shares of Common Stock

dated as of April 11, 2008

WASHINGTON MUTUAL, INC.
a Washington Corporation

Issue Date:

1. Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning set forth in Section 6.10(a) of the Investment Agreement.

“Applicable Price” means the greater of (A) the greater of the Market Price per share of outstanding Common Stock on (i) the date on which the Company issues or sells any Common Stock other than Excluded Stock and (ii) the first date of the announcement of such issuance or sale and (B) the Reference Purchase Price.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own” or “Beneficial Owner” has the meaning set forth in Section 4.1(f) of the Investment Agreement.

“Board of Directors” has the meaning set forth in Section 2.2(d) of the Investment Agreement.

“Board Representative” has the meaning set forth in Section 4.3 of the Investment Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s shareholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Washington generally are authorized or required by law or other governmental actions to close.

“Common Shares” has the meaning set forth in Section 2.

“Capital Stock” means (A) with respect to any person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such person and (B) with respect to any person that is not a corporation or company, any and all partnership or other equity interests of such person.

“Common Stock” has the meaning given to it in the recitals of the Investment Agreement.

“Company” has the meaning set forth in the preamble of the Investment Agreement.

“Company Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Investment Agreement.

“Convertible Preferred Stock” shall have the meaning set forth in the recitals of the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)), (B) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options, restricted stock units or other equity-based awards granted prior to the date of issuance of this Warrant and pursuant to options, restricted stock units or other equity-based awards granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant and (C) shares of Common Stock issued by the Company in connection with a dividend reinvestment, employee or shareholder stock purchase plan.

“Exercise Approvals” means the collective reference to the Shareholder Approvals and the Regulatory Approvals.

“Exercise Price” means an amount equal to the lower of (i) an amount equal to 115% of the average Market Price of the Common Stock during the five trading days following the public announcement of the results of the Company’s quarter ended March 31, 2008 (it being understood that if the such announcement occurs prior to the commencement of trading on the New York Stock Exchange, the first trading day following such announcement shall be the day of such announcement) and (ii) an amount equal to 115% of the Reference Purchase Price; provided, that such amount shall be reduced by $0.50 on each six-month anniversary of the date of this Warrant if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00.

“Expiration Time” has the meaning set forth in Section 3.

“Fundamental Change” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that Beneficially Owned, directly or indirectly, voting shares of the Company immediately prior to such transaction Beneficially Own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; or

(iii) the Company’s shareholders approve and adopt a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Governmental Entities” has the meaning set forth in Section 2.2(e) of the Investment Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Investment Agreement” means the Investment Agreement, dated as of April 7, 2008, between the Company and the Investors, including all schedules and exhibits thereto.

“Investors” has the meaning set forth in the preamble of the Investment Agreement.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (C) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

“New Issuance Price” has the meaning set forth in Section 3(A)(i).

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preliminary Fundamental Change” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that shareholders tender in response to a tender or exchange offer, that could reasonably result in a Fundamental Change upon consummation.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Company Subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case necessary to the extent necessary to permit such Warrantholder to exercise this Warrant for a Share and to own such Share of Common Stock.

“Reference Purchase Price” has the meaning set forth in Section 1.2(b) of the Investment Agreement.

“Reset Price” has the meaning set forth in Section 3(A)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Shareholder Approvals” means all shareholder approvals necessary to (A) approve the exercise of this Warrant for a Share for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Articles to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the exercise of this Warrant for a Share.

“Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Investment Agreement.

“Underlying Security Price” has the meaning set forth in Section 3(A)(i).

“Voting Securities” has the meaning set forth in Section 4.1(f) of the Investment Agreement.

“Warrantholder” has the meaning set forth in Section 2.

“Warrants” means this Warrant, issued pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price.  This certifies that, for value received, [NAME OF HOLDER], its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of Exercise Approvals, up to an aggregate of [ • ] fully paid and nonassessable shares of Common Stock, no par value, of the Company (the “Common Shares”), at a purchase price per Common Share equal to the Exercise Price. The number of Common Shares (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the fifth anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Seattle, Washington (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company, or

(ii) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that it will have first received the Shareholder Approvals.

4. Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named person or persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon receipt of the Shareholder Approvals, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of Exercise Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (A) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock are then listed or traded and (B) maintain the listing of such Shares after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. No Rights as Shareholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

(C) If and for so long as required by the Investment Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Investment Agreement.

9. Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)  Common Stock Issued at Less than the Applicable Price.

(i) If prior to the date that is eighteen months after the date of this Warrant, (i) the Company issues or sells, or agrees to issue or sell, more than $500 million of equity or equity-linked securities other than Excluded Stock for consideration per share (the “New Issuance Price”) less than the Applicable Price, or

(ii) there occurs any Fundamental Change in which the Underlying Security Price (together with the New Issuance Price, the “Reset Price”) is less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the Reset Price. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(ii) For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(1) In the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2) In the case of the issuance or sale of equity or equity-linked securities (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, provided, however, that such fair value as determined by the Board of Directors shall not exceed the Applicable Price.

(3) In the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (i) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) The aggregate maximum number of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

(b) The aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(c) On any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(d) On the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities.

(e) If the Exercise Price and the number of Shares issuable upon exercise of this warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (1) or (2) of this Section 13(A)(iii).

(B) Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Company Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the fair market value (as reasonably determined by the Board of Directors) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the

Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations.  Subject to Section 14 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification, shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F) Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Adjustment for Unspecified Actions.  If the Company takes any action affecting the Common Stock, other than actions described in this Section 13, which in the opinion of the Board of Directors would materially adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board of Directors after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances. Failure of the Board of Directors to provide for any such adjustment will be evidence that the Board of Directors has determined that it is equitable to make no such adjustments in the circumstances.

(I) Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) No Impairment.  The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(L) Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(M) Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Fundamental Change.  Upon the occurrence of a Preliminary Fundamental Change or Fundamental Change, and by delivering written notice thereof to the Company, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at the higher of (i) the fair market value of the Warrant and (ii) a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A. Payment by the Company to the Warrantholder of such purchase price shall be due upon the occurrence of the Fundamental Change, subject to the mechanics described in the last paragraph of Exhibit A. At the election of the Company, all or any portion of such purchase price may be paid in cash or Common Shares valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Fundamental Change or Fundamental Change (whichever is less), so long as such payment does not cause either (i) the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities or (ii) the Warrantholder to own 25% or more of the Company’s outstanding Common Shares or otherwise be in violation of the limitations set forth in 12 C.F.R. Part 574 (or any successor provision). To the extent that a payment in Common Shares would cause the Company to fail to comply with New York Stock Exchange rules or result in the Warrantholder being in violation of such limitations, once the maximum number of Common Shares that would not result in the contravention of such rules has been paid, the remainder of such purchase price may be paid, at the option of the Company and provided the issuance of securities would not cause the Warrantholder to be in violation of such limitations, in the form of cash or equity securities of the Company having a fair market value on a fully-distributed basis equal to the value (determined as provided above) of the Common Shares that would have been issued to the Warrantholder in the absence of the limitation described in this sentence. The Company agrees that it will not take any action resulting in a Preliminary Fundamental Change or Fundamental Change in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 14. Subject to Section 4.2(c) of the Investment Agreement, the Warrantholder shall not be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted.

15. Exchange for Convertible Preferred Stock.  At any time prior to the receipt of Exercise Approvals, the Warrantholder may cause the Company to exchange this Warrant for a number of shares of Convertible Preferred Stock equal to the product of (i) the value of this Warrant based on the higher of (A) the fair market value of the Warrant and (B) a computation of the option value of the Warrant using the Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A divided by (ii) the lower of (A) $100,000 or (B) the fair market value of a share of Convertible Preferred Stock, provided that the Company shall pay cash to the Warrantholder in lieu of any fractional shares of Convertible Preferred Stock. The Company will at all times reserve and keep available, out of its authorized preferred stock, a sufficient number of shares of preferred stock for the purpose of providing for the exchange of this Warrant for shares of Convertible Preferred Stock. The Company shall initially calculate any fair market value required to be calculated pursuant to Section 14 and this Section 15. If the Warrantholder does not accept the Company’s calculation of fair market value and the Warrantholder and the Company are unable to agree on fair market value, the Appraisal Procedure shall be used to determine fair market value.

16. Governing Law.  This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of New York, without giving effect to the conflict of laws principles.

17. Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

18. Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19. Notices.  All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

20. Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its articles of incorporation.

21. Entire Agreement.  This Warrant and the forms attached hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: _______________

WASHINGTON MUTUAL, INC.

By:
Name:
Title:

Attest:

By:
Name:

Title:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date: ____________

TO: Washington Mutual, Inc.

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the
Warrant):

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

EXHIBIT A

Black-Scholes Assumptions

For the purpose of this Exhibit A:

“Acquiror” means (A) the third party that has entered into definitive document for a transaction, or (B) the offeror in the event of a tender or exchange offer, which could reasonably result in a Fundamental Change upon consummation.

Underlying Security Price:
•   In the event of a merger or acquisition, (A) in the event of an “all cash” deal, the cash per share offered to the Company’s shareholders by the Acquiror; (B) in the event of an “all stock” deal, (1) in the event of a fixed exchange ratio transaction, the product of (i) the average of the Market Price of the Acquiror’s common stock for the ten trading day period ending on the day preceding the date of the Preliminary Fundamental Change and (ii) the number of Acquiror’s shares being offered for one share of Common Stock and (2) in the event of a fixed value transaction, the value offered by the Acquiror for one share of Common Stock; (C) in the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as clause (A) above and the stock portion shall be valued as clause (B) above and any other forms of consideration shall be valued by the Board of Directors of the Company in good faith, without applying any discounts to such consideration.

• In the event of all other Fundamental Change events, the average of the Market Price of the Common Stock for the five trading day period beginning on the date of the Preliminary Fundamental Change.

•   In the event of an exchange for Convertible Preferred Stock pursuant to Section 16 of the Warrant, the average of the Market Price of the Common Stock for the five trading day period ending on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

Exercise Price:	The Exercise Price as adjusted and then in effect for the Warrant.

Dividend Rate:	The Company’s annualized dividend yield as of (i) the date of the Preliminary Fundamental Change in the event of a Fundamental Change or (ii) the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company in the event of an exchange for Convertible Preferred Stock (the “Reference Date”).

Interest Rate:	The applicable U.S. 5-year treasury note risk free rate as of the Reference Date.

Model Type:	Black-Scholes

Exercise Type:	American

Put or Call:	Call

Trade Date:	The Reference Date

Expiration Date:	Expiration Time

Settle Date:	The Reference Date

Exercise Delay:	0

Volatility:	The average daily volatility over the previous six months for the Common Stock as listed by Bloomberg L.P., as of the Reference Date

Such valuation of the Warrant based on the Black-Scholes methodology shall not be discounted in any way. If the Warrantholder disputes such Black-Scholes valuation pursuant to this Exhibit A as calculated by the Company, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder.

The Company covenants that it will not close a Fundamental Change transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five business days to sell or distribute the Common Stock to be received in an exchange and will cooperate with the Warrantholder to ensure that there is an effective registration statement available to facilitate such a sale during such five Business Day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares in to the offer.

ANNEX E

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 7, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

WARRANT

to purchase

[ ____________ ]

Shares of Common Stock

dated as of [ ____________ ]

WASHINGTON MUTUAL, INC.
a Washington Corporation

Issue Date: ____________

1. Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning set forth in Section 6.10(a) of the Securities Purchase Agreement.

“Applicable Price” means the greater of (A) the greater of the Market Price per share of outstanding Common Stock on (i) the date on which the Company issues or sells any Common Stock other than Excluded Stock and (ii) the first date of the announcement of such issuance or sale and (B) the Reference Purchase Price.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own” or “Beneficial Owner” has the meaning set forth in Section 4.1(f) of the Securities Purchase Agreement.

“Board of Directors” has the meaning set forth in Section 2.2(d) of the Securities Purchase Agreement.

“Board Representative” has the meaning set forth in Section 4.3 of the Securities Purchase Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s shareholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Washington generally are authorized or required by law or other governmental actions to close.

“Common Shares” has the meaning set forth in Section 2.

“Capital Stock” means (A) with respect to any person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such person and (B) with respect to any person that is not a corporation or company, any and all partnership or other equity interests of such person.

“Common Stock” has the meaning given to it in the recitals of the Securities Purchase Agreement.

“Company” has the meaning set forth in the preamble of the Securities Purchase Agreement.

“Company Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Securities Purchase Agreement.

“Convertible Preferred Stock” shall have the meaning set forth in the recitals of the Securities Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)), (B) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options, restricted stock units or other equity-based awards granted prior to the date of issuance of this Warrant and pursuant to options, restricted stock units or other equity-based awards granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant and (C) shares of Common Stock issued by the Company in connection with a dividend reinvestment, employee or shareholder stock purchase plan.

“Exercise Approvals” means the collective reference to the Shareholder Approvals and the Regulatory Approvals.

“Exercise Price” means an amount equal to the lower of (i) an amount equal to 115% of the average Market Price of the Common Stock during the five trading days following the public announcement of the results of the Company’s quarter ended March 31, 2008 (it being understood that if the such announcement occurs prior to the commencement of trading on the New York Stock Exchange, the first trading day following such announcement shall be the day of such announcement) and (ii) an amount equal to 115% of the Reference Purchase Price; provided, that such amount shall be reduced by $0.50 on each six-month anniversary of the date of this Warrant if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00.

“Expiration Time” has the meaning set forth in Section 3.

“Fundamental Change” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that Beneficially Owned, directly or indirectly, voting shares of the Company immediately prior to such transaction Beneficially Own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; or

(iii) the Company’s shareholders approve and adopt a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Governmental Entities” has the meaning set forth in Section 2.2(e) of the Securities Purchase Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (C) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

“New Issuance Price” has the meaning set forth in Section 3(A)(i).

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preliminary Fundamental Change” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that shareholders tender in response to a tender or exchange offer, that could reasonably result in a Fundamental Change upon consummation.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Company Subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchasers” has the meaning set forth in the preamble of the Securities Purchase Agreement.

“Regulatory Approvals” with respect to the Warrantholder, means the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case necessary to the extent necessary to permit such Warrantholder to exercise this Warrant for a Share and to own such Share of Common Stock.

“Reference Purchase Price” has the meaning set forth in Section 1.2(b) of the Securities Purchase Agreement.

“Reset Price” has the meaning set forth in Section 3(A)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of April 7, 2008, between the Company and the Purchasers, including all schedules and exhibits thereto.

“Shares” has the meaning set forth in Section 2.

“Shareholder Approvals” means all shareholder approvals necessary to (A) approve the exercise of this Warrant for a Share for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Articles to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the exercise of this Warrant for a Share.

“Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Securities Purchase Agreement.

“Underlying Security Price” has the meaning set forth in Section 3(A)(i).

“Voting Securities” has the meaning set forth in Section 4.1(f) of the Securities Purchase Agreement.

“Warrantholder” has the meaning set forth in Section 2.

“Warrants” means this Warrant, issued pursuant to the Securities Purchase Agreement.

2. Number of Shares; Exercise Price.  This certifies that, for value received, [NAME OF HOLDER], its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of Exercise Approvals, up to an aggregate of [ • ] fully paid and nonassessable shares of Common Stock, no par value, of the Company (the “Common Shares”), at a purchase price per Common Share equal to the Exercise Price. The number of Common Shares (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the fifth anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Seattle, Washington (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company, or

(ii) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that it will have first received the Shareholder Approvals.

4. Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named person or persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon receipt of the Shareholder Approvals, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of Exercise Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (A) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock are then listed or traded and (B) maintain the listing of such Shares after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. No Rights as Shareholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Securities Purchase Agreement.

(C) If and for so long as required by the Securities Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Securities Purchase Agreement.

9. Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Common Stock Issued at Less than the Applicable Price.

(i) If prior to the date that is nine months after the date of this Warrant, (i) the Company issues or sells, or agrees to issue or sell, more than $500 million of equity or equity-linked securities other than Excluded Stock for consideration per share (the “New Issuance Price”) less than the Applicable Price, or (ii) there occurs any Fundamental Change in which the Underlying Security Price (together with the New Issuance Price, the “Reset Price”) is less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the Reset Price. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(ii) For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(1) In the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2) In the case of the issuance or sale of equity or equity-linked securities (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, provided, however, that such fair value as determined by the Board of Directors shall not exceed the Applicable Price.

(3) In the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (i) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) The aggregate maximum number of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

(b) The aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(c) On any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(d) On the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities.

(e) If the Exercise Price and the number of Shares issuable upon exercise of this warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (1) or (2) of this Section 13(A)(iii).

(B) Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Company Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the fair market value (as reasonably determined by the Board of Directors) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the

Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations.  Subject to Section 14 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification, shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F) Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Adjustment for Unspecified Actions.  If the Company takes any action affecting the Common Stock, other than actions described in this Section 13, which in the opinion of the Board of Directors would materially adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board of Directors after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances. Failure of the Board of Directors to provide for any such adjustment will be evidence that the Board of Directors has determined that it is equitable to make no such adjustments in the circumstances.

(I) Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) No Impairment.  The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(L) Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(M) Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Fundamental Change.  Upon the occurrence of a Preliminary Fundamental Change or Fundamental Change, and by delivering written notice thereof to the Company, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at the higher of (i) the fair market value of the Warrant and (ii) a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A. Payment by the Company to the Warrantholder of such purchase price shall be due upon the occurrence of the Fundamental Change, subject to the mechanics described in the last paragraph of Exhibit A. At the election of the Company, all or any portion of such purchase price may be paid in cash or in Common Shares valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Fundamental Change or Fundamental Change (whichever is less), so long as such payment does not cause either (i) the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities or (ii) the Warrantholder to own 25% or more of the Company’s outstanding Common Shares or otherwise be in violation of the limitations set forth in 12 C.F.R. Part 574 (or any successor provision). To the extent that a payment in Common Shares would cause the Company to fail to comply with New York Stock Exchange rules or result in the Warrantholder being in violation of such limitations, once the maximum number of Common Shares that would not result in the contravention of such rules has been paid, the remainder of such purchase price may be paid, at the option of the Company and provided the issuance of securities would not cause the Warrantholder to be in violation of such limitations, in the form of cash or equity securities of the Company having a fair market value on a fully-distributed basis equal to the value (determined as provided above) of the Common Shares that would have been issued to the Warrantholder in the absence of the limitation described in this sentence. The Company agrees that it will not take any action resulting in a Preliminary Fundamental Change or Fundamental Change in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 14. The Warrantholder shall not be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted.

15. Exchange for Convertible Preferred Stock.  At any time prior to the receipt of Exercise Approvals, the Warrantholder may cause the Company to exchange this Warrant for a number of shares of Convertible Preferred Stock equal to the product of (i) the value of this Warrant based on the higher of (A) the fair market value of the Warrant and (B) a computation of the option value of the Warrant using the Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A divided by (ii) the lower of (A) $100,000 or (B) the fair market value of a share of Convertible Preferred Stock, provided that the Company shall pay cash to the Warrantholder in lieu of any fractional shares of Convertible Preferred Stock. The Company will at all times reserve and keep available, out of its authorized preferred stock, a sufficient number of shares of preferred stock for the purpose of providing for the exchange of this Warrant for shares of Convertible Preferred Stock. The Company shall initially calculate any fair market value required to be calculated pursuant to Section 14 and this Section 15. If the Warrantholder does not accept the Company’s calculation of fair market value and the Warrantholder and the Company are unable to agree on fair market value, the Appraisal Procedure shall be used to determine fair market value.

16. Governing Law.  This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of New York, without giving effect to the conflict of laws principles.

17. Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

18. Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19. Notices.  All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

20. Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its articles of incorporation.

21. Entire Agreement.  This Warrant and the forms attached hereto, and the Securities Purchase Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

WASHINGTON MUTUAL, INC.

By:
Name:
Title:

Attest:

By:
Name:

Title:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date:

TO:	Washington Mutual, Inc.

RE:	Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the
Warrant):

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

EXHIBIT A

Black-Scholes Assumptions

For the purpose of this Exhibit A:

“Acquiror” means (A) the third party that has entered into definitive document for a transaction, or (B) the offeror in the event of a tender or exchange offer, which could reasonably result in a Fundamental Change upon consummation.

Underlying Security Price:
• In the event of a merger or acquisition, (A) in the event of an “all cash” deal, the cash per share offered to the Company’s shareholders by the Acquiror; (B) in the event of an “all stock” deal, (1) in the event of a fixed exchange ratio transaction, the product of (i) the average of the Market Price of the Acquiror’s common stock for the ten trading day period ending on the day preceding the date of the Preliminary Fundamental Change and (ii) the number of Acquiror’s shares being offered for one share of Common Stock and (2) in the event of a fixed value transaction, the value offered by the Acquiror for one share of Common Stock; (C) in the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as clause (A) above and the stock portion shall be valued as clause (B) above and any other forms of consideration shall be valued by the Board of Directors of the Company in good faith, without applying any discounts to such consideration.

• In the event of all other Fundamental Change events, the average of the Market Price of the Common Stock for the five trading day period beginning on the date of the Preliminary Fundamental Change.

• In the event of an exchange for Convertible Preferred Stock pursuant to Section 15 of the Warrant, the average of the Market Price of the Common Stock for the five trading day period ending on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

Exercise Price:	The Exercise Price as adjusted and then in effect for the Warrant.

Dividend Rate:	The Company’s annualized dividend yield as of (i) the date of the Preliminary Fundamental Change in the event of a Fundamental Change or (ii) the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company in the event of an exchange for Convertible Preferred Stock (the “Reference Date”).

Interest Rate:	The applicable U.S. 5-year treasury note risk free rate as of the Reference Date.

Model Type:	Black-Scholes

Exercise Type:	American

Put or Call:	Call

Trade Date:	The Reference Date

Expiration Date:	Expiration Time

Settle Date:	The Reference Date

Exercise Delay:	0

Volatility:	The average daily volatility over the previous six months for the Common Stock as listed by Bloomberg L.P., as of the Reference Date

Such valuation of the Warrant based on the Black-Scholes methodology shall not be discounted in any way. If the Warrantholder disputes such Black-Scholes valuation pursuant to this Exhibit A as calculated by the Company, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder.

The Company covenants that it will not close a Fundamental Change transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five business days to sell or distribute the Common Stock to be received upon exercise or in exchange therefor and will cooperate with the Warrantholder to ensure that there is an effective registration statement available to facilitate such a sale during such five Business Day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares in to the offer.

1301 SECOND AVENUE, SEATTLE, WA 98101
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
[ ___Day], [ ___Date], 2008 at [ ___Time]
[___Place]
Seattle, Washington 98101
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
WASHINGTON MUTUAL, INC.

P
R
O
X
Y
     The undersigned shareholder(s) of Washington Mutual, Inc. (the “Company”) hereby appoints Susan R. Taylor and Stewart M. Landefeld, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on [ ], 2008, at the Special Meeting of Shareholders of the Company to be held at [ ___Time], [ ___Day], [ ___Date], 2008, and at any and all adjournments thereof. Each share of Common Stock is entitled to one vote on each of the items properly presented at the Special Meeting.
     If you are a participant in the WaMu Savings Plan (the “Plan”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plan, regarding how to vote the shares of Company Common Stock attributable to your individual account under the Plan, and the enclosed proxy card also acts as a form to provide voting directions to Fidelity. Fidelity will vote shares of Common Stock attributable to participant accounts as directed by such participants. Fidelity will not vote shares of Common Stock attributable to participant accounts for which it does not receive participant direction by [ ___Date], 2008.
     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” ITEM 1 AND “FOR” ITEM 2.
(Please sign as name(s) appears on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)
(Continued and to be signed on the reverse side)

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time [___]. Have your proxy card in hand when you access the web site and follow the instructions to access your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Washington Mutual, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To signup for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE – [______]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time [______]. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Mutual, Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1 AND “FOR” ITEM 2

1.	Company proposal to approve an amendment to the Amended and Restated Articles of Incorporation of the Company to increase the authorized number of shares of common stock from 1,600,000,000 to 3,000,000,000 (and, correspondingly, increase the total number of authorized shares of capital stock from 1,610,000,000 to 3,010,000,000)	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Company proposal to approve the conversion of the Series S and Series T Preferred Stock into common stock and the exercise of warrants to purchase common stock, in each case issued to the investors pursuant to the Company's recent equity investment transaction	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Signature		Date			Signature (Joint Owners)	Date